                                                                    EXHIBIT 10.1




                       EQUITY PURCHASE AND LOAN AGREEMENT


                                     BETWEEN


                        BEACON EDUCATION MANAGEMENT, INC.


                                       AND


                        KINDERCARE LEARNING CENTERS, INC.





                                FEBRUARY 17, 2000

                               TABLE OF CONTENTS

ARTICLE 1  EQUITY PURCHASE..........................................................................1
       Section 1.1       Purchase of Common Stock...................................................1
       Section 1.2       Issuance of Additional Shares..............................................2
       Section 1.3       Issuance of Additional Shares Upon Liquidity Event.........................2

ARTICLE 2  THE CONVERTIBLE LOAN.....................................................................2
       Section 2.1       Principal Amount and Maturity..............................................2
       Section 2.2       Interest/Payment of Accrued Interest.......................................3
       Section 2.3       Notice and Conditions......................................................3
       Section 2.4       Prepayments................................................................3
       Section 2.5       Place of Payments..........................................................3
       Section 2.6       Termination of Commitment..................................................3

ARTICLE 3  CONVERSION RIGHTS........................................................................4
       Section 3.1       Conversion.................................................................4
       Section 3.2       Mechanics of Conversion....................................................4
       Section 3.3       Current Conversion Price...................................................5
       Section 3.4       Adjustment of Conversion Price.............................................5
       Section 3.5       Consolidation or Merger...................................................10
       Section 3.6       Notice to the Investor....................................................10

ARTICLE 4  SUBORDINATION...........................................................................11
       Section 4.1       Subordination.............................................................11

ARTICLE 5  CLOSING.................................................................................12
       Section 5.1       The Closing Date..........................................................12
       Section 5.2       Deliveries by the Company.................................................12
       Section 5.3       Deliveries by the Investor................................................12

ARTICLE 6  INVESTOR'S REPRESENTATIONS AND WARRANTIES...............................................13
       Section 6.1       Authority; No Contravention...............................................13
       Section 6.2       Approvals.................................................................13
       Section 6.3       Purchase Entirely for Own Account; Restrictions on Transfer...............13
       Section 6.4       No Adverse Consequences...................................................13
       Section 6.5       Brokers and Finders.......................................................14

ARTICLE 7  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................14
       Section 7.1       Corporate Existence.......................................................14
       Section 7.2       Capitalization............................................................15
       Section 7.3       Subsidiaries; Investments.................................................15
       Section 7.4       Authority.................................................................16
       Section 7.5       No Adverse Consequences...................................................16
       Section 7.6       Brokers and Finders.......................................................16
       Section 7.7       Litigation................................................................16

       Section 7.8       Compliance with Laws......................................................16
       Section 7.9       Employment Matters........................................................17
       Section 7.10      Title to and Condition of Real Property...................................18
       Section 7.11      Title to and Condition of Tangible Personal Property......................18
       Section 7.12      Intellectual Property.....................................................18
       Section 7.13      Certain Contracts and Arrangements........................................19
       Section 7.14      Status of Contracts.......................................................19
       Section 7.15      Insurance.................................................................20
       Section 7.16      Permits and Licenses......................................................20
       Section 7.17      Taxes.....................................................................21
       Section 7.18      Certain Interests.........................................................21
       Section 7.19      No Powers of Attorney or Restrictions.....................................22
       Section 7.20      Financial Statements......................................................22
       Section 7.21      Undisclosed Liabilities...................................................22
       Section 7.22      Absence of Certain Changes or Events......................................22
       Section 7.23      Certain Payments..........................................................24
       Section 7.24      Environmental Conditions..................................................24
       Section 7.25      Consents and Approvals....................................................25
       Section 7.26      Records...................................................................25
       Section 7.27      Receivables...............................................................25
       Section 7.28      Accounting Controls.......................................................25
       Section 7.29      Not an Investment Company.................................................25
       Section 7.30      Not a Holding Company.....................................................26
       Section 7.31      Reliance..................................................................26
       Section 7.32      Accuracy of Representations and Warranties................................26
       Section 7.33      No Material Adverse Change................................................26
       Section 7.34      No Defaults...............................................................26

ARTICLE 8  COVENANTS OF TEE COMPANY................................................................26
       Section 8.1       Affirmative Covenants.....................................................26
       Section 8.2       Covenants of Investor.....................................................29
       Section 8.3       Negative Covenants........................................................30

ARTICLE 9   DEFAULT AND REMEDIES...................................................................31
       Section 9.1       Events of Default.........................................................31
       Section 9.2       Acceleration..............................................................32

ARTICLE 10  CONDITIONS TO CLOSING BY THE INVESTOR; CONDITIONS TO FUTURE ADVANCES...................33
       Section 10.1      Accuracy of Representations and Warranties; Performance of Covenants......33
       Section 10.2      Officer's Certificate.....................................................33
       Section 10.3      Execution of Note.........................................................33
       Section 10.4      Secretary's Certificate...................................................33
       Section 10.5      Consents and Approvals....................................................33
       Section 10.6      Opinion of Counsel........................................................33

       Section 10.7      Shareholders Agreements...................................................34
       Section 10.8      No Material Adverse Change................................................34
       Section 10.9      Subsequent Loans..........................................................34

ARTICLE 11   CONDITIONS TO CLOSING BY THE COMPANY..................................................34
       Section 11.1      Accuracy of Representations and Warranties; Performance of Covenants......34
       Section 11.2      Officer's Certificate.....................................................34

ARTICLE 12  INDEMNIFICATION........................................................................35
       Section 12.1      Survival..................................................................35
       Section 12.2      Indemnification by the Company............................................35
       Section 12.3      Indemnification Procedure.................................................35
       Section 12.4      Rights Not Exclusive......................................................37

ARTICLE 13  TERMINATION............................................................................37

ARTICLE 14  NONSOLICITATION........................................................................37
       Section 14.1      Nonsolicitation of Employees..............................................37
       Section 14.2      Nonsolicitation of Management Contracts...................................38
       Section 14.3      Breach of Covenant........................................................38

ARTICLE 15  MISCELLANEOUS..........................................................................38
       Section 15.1      No Implied Waiver, Cumulative Remedies....................................38
       Section 15.2      Governing Law.............................................................38
       Section 15.3      Notices...................................................................38
       Section 15.4      Counterparts..............................................................39
       Section 15.5      Assignment................................................................39
       Section 15.6      Amendments................................................................40
       Section 15.7      Confidentiality...........................................................40
       Section 15.8      Titles and Subtitles......................................................40
       Section 15.9      Severability..............................................................40
       Section 15.10     Legal Expenses............................................................40
       Section 15.11     Attorneys' Fees...........................................................40
       Section 15.12     Entire Agreement..........................................................40
       Section 15.13     Binding Effect............................................................41
       Section 15.14     Further Assurances........................................................41


    EXHIBIT A   Form of Note
    EXHIBIT B   Form of Shareholders Agreement

    SCHEDULES

    Schedule 6.4
    Schedule 7.2

    Schedule 7.3
    Schedule 7.5
    Schedule 7.6
    Schedule 7.7
    Schedule 7.8
    Schedule 7.9.2
    Schedule 7.9.3
    Schedule 7.10
    Schedule 7.11
    Schedule 7.12
    Schedule 7.13
    Schedule 7.14
    Schedule 7.15
    Schedule 7.16
    Schedule 7.17
    Schedule 7.18
    Schedule 7.19
    Schedule 7.21
    Schedule 7.22
    Schedule 7.25
    Schedule 7.26

                       EQUITY PURCHASE AND LOAN AGREEMENT

         THIS EQUITY PURCHASE AND LOAN AGREEMENT (this "Agreement") is made as of February 17, 2000 between Beacon Education Management. Inc., a Delaware corporation (the "Company") with its principal place of business at 112 Turnpike Road, Suite 107, Westborough, Massachusetts 01581, and KinderCare Learning Centers. Inc., a Delaware corporation (the "Investor") with its principal place of business at 650 NE Holladay, Suite 1400, Portland, Oregon 97232.

                                     RECITAL

         The Company is the successor in interest to Beacon Education Management LLC, a Tennessee limited liability company (the "Former Company"), which was merged with and into the Company on December 30, 1999 pursuant to an Agreement and Plan of Merger by and between the Former Company and the Company.

         The Investor wishes to purchase and the Company desires to issue and sell to the Investor 799,973 shares of the common stock, $0.01 par value per share, of the Company (the "Common Stock"), representing (after taking into account such issuance and sale) 18.99% of the outstanding common stock of the Company, upon the terms and conditions set forth in this Agreement. The Investor shall also automatically receive, from time to time, Additional Shares (as defined herein), on the terms and conditions set forth herein. In addition, the Company desires to borrow from the Investor up to $2,225,000 on the terms and conditions set forth in this Agreement to refinance the acquisition of the remaining interests of Beacon Education Management-Michigan, Inc., a Michigan corporation ("JCR"), and to finance working capital needs of the Company's charter school management operations. Accordingly, the parties agree as follows:

                                   ARTICLE 1

                                 EQUITY PURCHASE

         SECTION 1.1 PURCHASE OF COMMON STOCK. Upon the terms and subject to the conditions of and in reliance on the representations and warranties contained in this Agreement, at the Closing, as hereinafter defined, the Company will (i) issue and sell to the Investor, and the Investor will purchase from the Company 799,973 shares of Common Stock (equal to 18.99% of all outstanding common stock of the Company; the Common Stock to be acquired by the Investor referred to as the "Purchased Shares" and all outstanding Common Stock referred to as "Shares"), and (ii) issue to Investor, from time to time, additional shares of Common Stock (the total number of such shares issued as at any time being herein referred to as "Additional Shares") pursuant to Section 1.2 hereof, for a total purchase price of $5,275,000.

         SECTION 1.2 ISSUANCE OF ADDITIONAL SHARES.


         A. The Company and Investor hereby agree that, subject to Section 1.2(B) below, upon the issuance of any shares of Common Stock by the Company, whether upon the exercise or conversion of any right or option outstanding at Closing or otherwise, the Company shall automatically issue (effective as of the date of issuance of the shares of Common Stock by the Company) to Investor such additional shares of Common Stock (constituting Additional Shares) such that, following such issuance, the Shares held by Investor constitute 18.99% of the Company's outstanding Common Stock; provided, however, that the maximum number of Additional Shares to be issued pursuant to this Section 1.2 shall be 109,145 (subject to increase or decrease, as the case may be, in the event of a stock split, a reverse split, combination, reclassification, rights issuance, stock dividend, special distribution or a similar recapitalization).

         B. The Company and Investor agree that the Company shall not be obligated to issue fractional shares of Common Stock pursuant to Section 1.2(A) above. Any fractional shares of Common Stock required to be issued under Section 1.2(A), without regard to this Section 1.2(B), shall be added to all other fractional shares of Common Stock previously not issued to Investor due to this
Section 1.2(B) until the sum of such fractional shares equals at least one share of Common Stock, at which time such share of Common Stock shall be issued to Investor.

         SECTION 1.3 ISSUANCE OF ADDITIONAL SHARES UPON LIQUIDITY EVENT. In the event of a merger, consolidation, plan of exchange or reorganization in which the Company is not the surviving corporation or in which the Company becomes a wholly owned subsidiary of another corporation, a sale of all or substantially all of the Company's assets or the liquidation or dissolution of the Company, acquisition by any person, entity, or group, acting in concert, of substantially all of the outstanding shares of Common Stock of the Company, or the conversion of the Term Loans increasing Investor's ownership of the Company's Common Stock to more than 20% (each a "Liquidity Event"), the maximum number of the Additional Shares not previously issued shall be automatically issued to Investor prior to the consummation of such Liquidity Event without any further action required by the Investor.

                                   ARTICLE 2

                              THE CONVERTIBLE LOAN

         SECTION 2.1 PRINCIPAL AMOUNT AND MATURITY. Upon the terms and subject to the conditions of and in reliance on the representations and warranties contained in this Agreement (including without limitation the representations and warranties set forth in Article 7 and the conditions set forth in Article
10), the Investor agrees to make loans (the "Term Loans") to the Company; provided, that the aggregate principal amount of loans outstanding hereunder shall not exceed $2,225,000 at any one time (the "Commitment"). The Term Loans shall be disbursed in increments of $100,000 as the Company may from time to time request, with the aggregate amount of such disbursements not to exceed the Commitment. The Commitment is a revolving loan, and subject to the terms and conditions hereof, the Company may borrow, prepay and reborrow up to the maximum principal amount provided for in this
SECTION 2.1, at any time before the Termination Date; provided, however that such prepayment shall not affect the Investor's right to convert the full amount of the Commitment in accordance with ARTICLE 3. The Term Loans shall be evidenced by a master promissory note in substantially the form of Exhibit A, attached hereto (the "Note"). The aggregate principal amount of the Note (to the extent disbursed) and accrued but unpaid interest shall be due and payable in full five years from the Closing Date ("Commitment Period"), subject to earlier conversion as described in ARTICLE 3.

         SECTION 2.2 INTEREST/PAYMENT OF ACCRUED INTEREST. Principal outstanding under the Note shall bear interest from the date of the Note until paid in full at the lower of the rate of eight percent (8%) per annum or the maximum percentage permitted by law, payable in full when the principal becomes due and payable. Within ten (10) business days after receipt of notice of the Investor's election to convert all or a portion, subject to SECTION 3.1(A), of the principal amount of any Term Loan, and subject to the terms of SECTION 3.2(A) hereof, the Company will have the option to pay to the Investor any unpaid interest accrued to the date of conversion of the Term Loan on the principal amount so converted.

         SECTION 2.3 NOTICE AND CONDITIONS. Term Loans shall be made with at least ten (10) business days prior written notice to the Investor by the Company.

         SECTION 2.4 PREPAYMENTS. The Term Loans may be prepaid by the Company upon notice to the Investor. The principal amount prepaid may be reborrowed by the Company pursuant to SECTION 2.1 hereof and no such prepayment shall affect the right of Investor to advance and convert such amount pursuant to SECTION 3.1.

         SECTION 2.5 PLACE OF PAYMENTS. All payments of principal, interest, and other amounts payable to the Investor hereunder will be made by wire transfer to the Investor according to the instructions set forth below or at such other place designated by the Investor in writing to the Company.

                  Bank:      Bank of America
                             Dallas, Texas
                             ABA# 111000012

                  Credit:    KinderCare Learning Centers, Inc.
                             Account# 3750210354

         SECTION 2.6 TERMINATION OF COMMITMENT. The Commitment shall terminate five (5) years from the Closing Date ("Termination Date"). The Investor may earlier terminate (by written notice to the Company (except as provided in SECTION 9.2 with respect to an Event of Default under SECTION 9.1(E) or SECTION 9.1(F), for which no notice is required) which notice may be simultaneous with such termination) the Commitment to make further Term Loans at any time Investor determines an Event of Default has occurred and is continuing hereunder (an "Early Termination"). If Investor determines (i) (a) that the conditions described in SECTION 10.8 or SECTION 10.9 have not been met or (b) an Event of Default has occurred and is continuing hereunder and (ii) Investor fails to make a Term Loan within the 10 business day period after notice pursuant to SECTION 2.3, such failure to make a Term Loan shall be deemed a notice of termination of the Commitment pursuant to this SECTION 2.6 at the end of such 10 business day period.

                                   ARTICLE 3

                                CONVERSION RIGHTS

         SECTION 3.1 CONVERSION.

         A. The Investor shall have the right, subject to the terms and provisions of this ARTICLE 3, at the option of the Investor, (i) at any time prior to the Termination Date, to convert the aggregate unpaid principal amount of the Term Loans or a portion thereof, and, subject to SECTION 2.2, any accrued and unpaid interest on such Term Loans, and (ii) at any time prior to the Termination Date or an Early Termination, to simultaneously advance and convert all or any portion of the remaining Commitment, whether it is part of the Commitment which has never been advanced or part of the Commitment which has been loaned and repaid (the "Advanced Commitment"), into fully paid Shares or any other securities into which such Shares shall have been changed or any other securities resulting from a reclassification thereof (for purposes of this Article 3, "Shares" shall include "Shares" and any such securities); provided, however, that notwithstanding the foregoing, in no event will Investor be entitled to convert less than $100,000 of the outstanding Term Loans; provided, further, that Investor shall not be permitted more than five conversions of the Term Loans. The Term Loans and Commitment shall continue to be convertible even though the Commitment is terminated pursuant to SECTION 2.6, so long as the Investor's notice of election to convert has been delivered to the Company within ten (10) days after delivery of the notice to terminate the Commitment.

         B. For convenience, the conversion pursuant to this ARTICLE 3 of all or a portion of the unpaid principal amount of Term Loans (and, subject to SECTION 2.2, of accrued and unpaid interest if elected by the Investor) and Commitment into Shares is herein sometimes referred to as the "Conversion of Loans".

         SECTION 3.2 MECHANICS OF CONVERSION.

         A. Election and Payment. The Conversion of Loans may occur at the election of the Investor, in whole or in part, during normal business hours on any business day during the period such election can be made by written notice by the Investor to the Company at its office designated pursuant to SECTION 15.3 hereof. The number of Shares to be purchased upon conversion shall be determined by dividing (i) aggregate amount of unpaid principal of the Term Loans, interest, if any, and the Advanced Commitment being converted by (ii) the then Current Conversion Price. The Investor shall thereupon be entitled to receive the number of Shares as determined by such calculation (plus cash in lieu of any fractional share as provided in SECTION 3.2(C) hereof).

         B. Effective Date. Each Conversion of Loans pursuant to ARTICLE 3 hereof shall be deemed to have been effected immediately prior to the close of business on the business day on which notice of the Investor's election shall have been given to the Company as provided in SECTION 3.2(A) hereof. On each such day that the Conversion of Loans is deemed effected, the Investor shall be deemed to have become the holder of record of such Shares.

         C. Share Certificates and Cash for Fractional Shares. As promptly as practicable after any Conversion of Loans, and in any event within five (5) business days thereafter, the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes, other than any income taxes) will cause to be issued in the name of and delivered to the Investor or as the Investor may direct, a certificate or certificates for the number of Shares to which the Investor shall be entitled upon such conversion plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Conversion Price. The Investor shall return to the Company the original Note on conversion of all Term Loans and termination of the Commitment.

         SECTION 3.3 CURRENT CONVERSION PRICE. The term "Conversion Price" shall mean initially $5.80 per Share, subject to adjustment as set forth in Section
3.4 hereof. The term "Current Conversion Price" as used herein shall mean the Conversion Price, as the same may be adjusted from time to time as hereinafter provided, in effect at any given time. In determining the Current Conversion Price, the result shall be expressed to the nearest $0.01 but any such lesser amount shall be carried forward and shall be considered at the time of (and together with) the next subsequent adjustment which, together with any adjustments to be carried forward, shall amount to $0.01 per Share or more.

         SECTION 3.4 ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be subject to adjustment, from time to time, as follows:

                  A. ADJUSTMENTS FOR DISTRIBUTIONS, RECAPITALIZATIONS, ETC. In case the Company shall, after the date hereof, (i) pay a stock dividend or make a stock distribution on or in respect of its Shares, (ii) subdivide the outstanding Shares, (iii) combine the outstanding Shares into a smaller number of Shares, or (iv) issue by reclassification of Shares, any securities of the Company, then, in any such case, the Current Conversion Price in effect immediately prior to such action shall be adjusted to a price such that if the Investor were to Convert the Loans in full immediately after such action, the Investor would be entitled to receive the number of Shares which the Investor would have owned immediately following such action had such Conversion of Loans occurred immediately prior thereto (with any record date requirement being deemed to have been satisfied), and, in any such case, such Conversion Price shall thereafter be subject to further adjustments under this ARTICLE 3. An adjustment made pursuant to this subsection (A) shall become effective retroactively immediately after the record date in the case of a stock dividend or stock distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  B. ADJUSTMENTS FOR CERTAIN OTHER DISTRIBUTIONS. In case the Company shall, after the date hereof fix a record date for the making of a distribution to holders of its Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of (i) assets, (ii) evidences of indebtedness or other securities of the Company or of any entity other than the Company, or
(iii) subscription rights, options or warrants to purchase any of the foregoing assets or securities, whether or not such rights, options or warrants are immediately exercisable (all such distributions referred to in clauses (i), (ii) and (iii) being hereinafter collectively referred to as "Distributions"), the Company shall set aside in an escrow reasonably acceptable to the Investor, and suitably invested for the benefit of the Investor, the Distribution to which the Investor would have been entitled if the Investor had elected the Conversion of Loans with respect to all Term Loans, interest, and Commitment and if the Additional Shares had been issued to the Investor, in each case determined immediately prior to the record date for the purpose of determining shareholders entitled to receive such Distribution and any such Distribution (together with any earnings while escrowed) shall thereafter be distributed from out of such escrow to the Investor (immediately upon conversion or the issuance of Additional Shares, as the case may be), to the extent such Distribution relates to the portion of the Term Loans, interest, if any, and Advanced Commitment then being converted.

                  C. ADJUSTMENTS FOR ISSUANCES OF ADDITIONAL SECURITIES. Subject to the exceptions referred to in SECTION 3.4(E) hereof, in case the Company shall at any time or from time to time after the date hereof issue any additional Shares ("Additional Securities"), excluding the Additional Shares described in SECTION 1.2, for a consideration per Share either (i) less than the then Current Conversion Price per Share immediately prior to the issuance of such Additional Securities, or (ii) without consideration, then (in the case of either clause (i) or (ii)), and thereafter successively upon each such issuance, the Current Conversion Price shall forthwith be reduced to a price equal to the price determined by dividing (a) the sum of (1) the product derived by multiplying the Current Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received or deemed to have been received by the Company upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of this Agreement, "Common Stock Deemed Outstanding" means, at any given time, the sum of the number of shares of Common Stock actually outstanding at such time plus the number of shares of Common Stock deemed to have been issued pursuant to SECTION 3.4(D) hereof provided, however, that such adjustment shall be made only if such adjustment results in a Current Conversion Price less than the Current Conversion Price in effect immediately prior to the issuance of such Additional Securities. The Company may, but shall not be required to. make any adjustment of the Current Conversion Price if the amount of such adjustment shall be less than one percent (1%) of the Current Conversion Price immediately prior to such adjustment, but any adjustment that would otherwise be required then to be made which is not so made shall be carried forward and shall be made at the time of (and together with) the next subsequent adjustment which, together with any adjustments so carried forward. shall amount to not less than one percent (1%) of the Current Conversion Price immediately prior to such adjustment.

                  D. CERTAIN RULES IN APPLYING THE ADJUSTMENT FOR ADDITIONAL SECURITIES ISSUANCES. For purposes of any adjustment as provided in Section 3.4(C) hereof, the following provisions shall also be applicable:

                           (i) Cash Consideration. In case of the issuance of
                  Additional Securities for cash, the consideration received by the Company therefor shall be deemed to be the gross cash proceeds paid to the Company for such Additional Securities (before deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with the issuance of, such Additional Securities).

                           (ii) Non-Cash Consideration. In case of the issuance
                  of Additional Securities for a consideration other than cash, or consideration a part of which shall be other than cash, (A) if the value of the Additional Securities to be issued for such consideration is less than Two Hundred and Fifty Thousand Dollars ($250,000), the amount of the consideration other than cash so received or to be received by the Company shall be deemed to be the value of such consideration at the time of its receipt by the Company as determined in good faith by the Board of Directors of the Company, and (B) if the value of Additional Securities to be issued for such consideration is equal to or greater than Two Hundred and Fifty Thousand Dollars ($250,000), the amount of the consideration other than cash so received or to be received by the Company shall be deemed to be the value of such consideration at the time of its receipt by the Company as determined in good faith by an independent appraiser approved by the Investor; provided, however, that where the non-cash consideration consists of the cancellation, surrender or exchange of outstanding obligations of the Company (or where such obligations are otherwise converted into Shares), the value of the non-cash consideration shall be deemed to be the principal and unpaid interest amount of the obligations canceled, surrendered, satisfied, exchanged or converted. If the Company receives consideration, part or all of which consists of publicly traded securities (i.e., in lieu of cash), the value of such non-cash consideration shall be the aggregate market value of such securities (based on an average of the last reported trading price, standard settlement, for the 10 consecutive trading days prior to receipt of consideration) as of the close of the day immediately preceding the date of its receipt by the Company.

                           (iii) Options, Warrants, Convertibles, Etc. In case
                  of the issuance, whether by distribution or sale to holders of the Shares or to others, by the Company of (i) any security that is convertible into Shares or (ii) any rights, options or warrants to purchase Shares (except as stated in SECTION 3.4(E) hereof), if inclusion thereof in calculating adjustments under this SECTION 3.4 would result in a Current Conversion Price lower than if excluded, the Company shall be deemed to have issued, for the consideration described below, the number of Shares into which such convertible security may be converted when first convertible, or the number of Shares deliverable upon the exercise of such rights, options or warrants when first exercisable, as the case may be (and such Shares shall be deemed to be Additional Securities for purposes of SECTION 3.4(C) hereof). The consideration deemed to be received by the Company at the time of the issuance of such convertible securities or such rights, options or warrants shall be the consideration so received determined as provided in SECTION 3.4(D)(I) and (II) hereof plus (x) any consideration or adjustment payment to be received by the Company in connection with such conversion or, as applicable, (y) the aggregate price at which Shares are to be delivered upon the exercise of such rights, options or warrants when first exercisable (or, if no price is specified and such Shares are to be delivered at an option price related to the market value of the subject Shares, an aggregate option price bearing the same relation to the market value of the subject Company common stock at the time such rights, options or warrants were granted). If, subsequently, such convertible security, rights, options or warrants are converted or exercised hereunder (1) such number of Shares into which such convertible security is convertible, or which are deliverable upon the exercise of such rights, options or warrants, is increased or (2) the conversion or exercise price of such convertible security, rights, options or warrants is decreased, then the calculations under the preceding two sentences (and any resulting adjustment to the Current Conversion Price under SECTION 3.4(C) hereof) with respect to such convertible security, rights, options or warrants, as the case may be, shall be recalculated as of the time of such exercise or conversion but giving effect to such changes (but any such recalculation shall not result in the Current Conversion Price being higher than that which would be calculated without regard to such issuance). On the expiration or termination of such rights, options or warrants, or rights to convert, the Conversion Price hereunder shall be readjusted (up or down as the case may be) to such Current Conversion Price as would have been obtained had the adjustments made with respect to the issuance of such rights, options, warrants or convertible securities been made upon the basis of the delivery of only the number of Shares actually delivered upon the exercise of such rights, options or warrants or upon the conversion of any such securities and at the actual exercise or conversion prices (but any such recalculation shall not result in the Current Conversion Price being higher than that which would be calculated without regard to such issuance).

                           (iv) Number of Shares Outstanding. The number of
                  Shares the Company has at the time outstanding shall exclude all Shares then owned or held by or for the account of the Company, but shall include the aggregate number of Shares at the time deliverable in respect of the convertible securities, rights, options and warrants referred to in SECTION 3.4(D)(III) and 3.4(E) hereof; provided, that to the extent that such rights, options, warrants or conversion privileges are not exercised, such Shares shall be deemed to be outstanding only until the expiration dates of the rights, warrants, options or conversion privileges or the prior cancellation thereof.

                  E. Exclusion from the Adjustment for Additional Securities Issuances. No adjustment of the Current Conversion Price under SECTION 3.4(C) hereof shall be made as a result of or in connection with:

                           (i) the issuance of Shares upon the Conversion of
                  Loans; or


                           (ii) the issuance of Additional Shares.

         To the extent that the issuance (or deemed issuance) of Shares shall not result in any adjustment of the Current Conversion Price pursuant to the provisions of this SECTION 3.4(E) then such Shares shall not be taken into account for purposes of determining any adjustment under SECTION 3.4(C) hereof.

                  F. Antidilution Adjustments with Respect to Other Securities. Without limiting any other rights available hereunder to the Investor, if there is an antidilution adjustment (x) with respect to any security which is convertible into Shares whether issued prior to or after the date hereof or (y) with respect to any right, option or warrant to purchase Shares whether issued prior to or after the date hereof which (in the case of clause (x) or (y)) results in a reduction in the exercise or purchase price with respect to such security, right, option or warrant or results in an increase in the number of Shares obtainable under such security, right, option or warrant, then an adjustment shall be made under this SECTION 3.4(F) to the Current Conversion Price hereunder. Any such adjustment under this SECTION 3.4(F) shall be whichever of the following results in a lower Current Conversion Price: (A) a reduction in the Current Conversion Price equal to the percentage reduction in such exercise or purchase price with respect to such security, right, option or warrant or (B) a reduction in the Current Conversion Price which will result in the same percentage increase in the number of Shares available under this
ARTICLE 3 as the percentage increase in the number of shares available under such security, right, option or warrant; provided however such adjustment shall not cause the Current Conversion Price to be lower than the adjusted exercise or purchase price with respect to such security, right, option or warrant. Any such adjustment under this SECTION 3.4(F) shall only be made if it would result in a lower Current Conversion Price than that which would be determined pursuant to any other antidilution adjustment otherwise required under this ARTICLE 3 as a result of the event or circumstance which triggered the adjustment to the security, right, option or warrant described in clause (x) or (y) above (and if any such adjustment is so made under this SECTION 3.4(F), then such other antidilution adjustment otherwise required under this ARTICLE 3 shall not be made as a result of such event or circumstance).

                  G. Other Adjustments. In case any event shall occur as to which any of the provisions of this SECTION 3.4 are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights represented hereby in accordance with the essential intent and principles of this SECTION 3.4, then, in each such case, the Company shall make an adjustment consistent with the intent and principles of this SECTION 3.4, provided, however, that any such adjustment under this SECTION 3.4(G) shall only be made if it would result in a lower Current Conversion Price. Upon the request of the Investor, the Company shall promptly (in any event, within thirty (30) days of such request) appoint a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this SECTION 3.4, necessary to preserve, without dilution, the conversion rights represented hereby. Upon receipt of such opinion, the Company will promptly mail copies thereof to the Investor and shall make the adjustments described therein. If there is no change in the amount of the original proposed adjustment or if the change (whether increased or decreased) is less than five percent (5%) of the original proposed adjustment, the cost of such opinion shall be for the account of the Investor.

                  H. Meaning of "Issuance". References in this Agreement to "issuances" of Shares by the Company include issuances by the Company of previously unissued Shares and issuances or other transfers by the Company of Shares repurchased by the Company.

         SECTION 3.5 CONSOLIDATION OR MERGER. Without limiting Section 8.3 hereof, if the Company shall at any time reorganize, reclassify or change its capitalization, or consolidate or merge with another party (where the Company is not the continuing entity after such merger or consolidation) for which approval of shareholders of the Company is required, or the Company shall sell, transfer or lease all or substantially all of the assets of the Company, then, in any such case, the Investor shall thereupon (and thereafter) be entitled to receive, upon the Conversion of Loans, the securities or other property to which (and upon the same terms and with the same rights as) the Investor would have been entitled if such conversion had occurred immediately prior to such consolidation or merger, such sale of assets or such change (with any record date requirement being deemed to have been satisfied), and such conversion rights shall thereafter continue to be subject to further adjustments under this Article 3. The Company shall take such steps in connection with such consolidation or merger, such sale of assets or such change as may be necessary to assure the Investor that the provisions hereof shall thereafter be applicable in relation to any securities or property thereafter deliverable upon the Conversion of Loans, including obtaining a written obligation to supply such securities or property upon such conversion and to be so bound hereby.

         SECTION 3.6 NOTICE TO THE INVESTOR. In case at any time

                  (i) the Company shall take any action which would require an adjustment in the Current Conversion Price pursuant to SECTION 3.4(A),
         (C), (F) or (G); or

                  (ii) the Company shall authorize the granting to the holders of Company Shares of any Distributions as set forth in SECTION 3.4(B); or

                  (iii) there shall be any reorganization, reclassification or change of the Company's capitalization, or any consolidation or merger to which the Company is a party and for which approval of the shareholders of the Company is required, or any sale, transfer or lease of all or substantially all of the assets of the Company; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;


then, in any one or more of such cases, the Company shall give written notice to the Investor, not less than twenty (20) days before any record date or other date set for definitive action, of the date on which such action, distribution, reorganization, reclassification, change, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of any such action (to the extent such effect may be known at the date of such notice) on the Current Conversion Price and the kind and amount of the securities and property deliverable upon Conversion of

Loans. Such notice shall also specify any date as of which the holders of the Shares shall be entitled to exchange their Shares for securities or other property deliverable upon any such reorganization, reclassification, change, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up, as the case may be.

                                   ARTICLE 4

                                  SUBORDINATION

         SECTION 4.1 SUBORDINATION. The Term Loan shall be subordinate to the prior payment in full in cash of the principal of, premium (if any), and interest on all Senior Indebtedness. "Senior Indebtedness" means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar case or proceeding, regardless of whether a claim for post-petition interest is allowable as a claim in any such case or proceeding) on, and all fees, charges and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date hereof or thereafter created, incurred or assumed: (a) indebtedness of the Company that is for borrowed money to banks, insurance companies, capital corporations, investment funds and other financial institutions evidenced by credit or loan agreements, notes or other similar written obligations (including obligations of the Company arising from its guarantee of such indebtedness of others), (b) all other indebtedness of the Company that is for borrowed money, whether outstanding on the date hereof or hereafter created, incurred or assumed, evidenced by a note, security, debenture, bond or similar instrument (including obligations of the Company arising from its guarantee of such indebtedness of others), (c) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles (including obligations of the Company arising from its guarantee of any leases, regardless whether such leases are capitalized), (d) obligations of the Company under interest rate and currency swaps, caps, floors, collars or similar agreements or arrangements, (e) all obligations of the Company issued or assumed as the deferred purchase price of property (but excluding any portion thereof constituting trade accounts payable arising in the ordinary course of business), (f) all obligations of the Company for the reimbursement of any letters of credit to the extent the obligations underlying such letters of credit are Senior Indebtedness under clauses (a) through (e) above, and (g) renewals, extensions, modifications, restatements and refundings of, and any amendments, modifications or supplements to, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (a) through (f) of this paragraph; provided, however, that "Senior Indebtedness" shall not include (i) any indebtedness or obligation if the terms of such indebtedness or obligation expressly provide that such indebtedness or obligation shall be junior in right of payment to the indebtedness evidenced by this Note, or expressly provide that such indebtedness or obligations is "pari passu" with the indebtedness evidenced by this Note, (ii) any indebtedness or other obligation to any officer or shareholder of the Company that is not a bank, insurance company. capital corporation, investment fund or other financial institution, but the exclusion provided in this clause (ii) shall not apply to any indebtedness or obligation to William R. Hambrecht or any of his affiliates in an aggregate amount not to exceed Five Million Dollars ($5,000,000) arising out of or related to any guaranty or other assurance of performance provided for the benefit of the Company or for the benefit of any person or entity for whose indebtedness the Company has provided a guaranty or assurance of performance, or (iii) any amounts owed for goods or materials purchased in the ordinary course of business (to the extent permitted by law), for compensation to employees or for services.

                                   ARTICLE 5

                                     CLOSING

         SECTION 5.1 THE CLOSING DATE. Upon the terms and subject to satisfaction of the conditions contained in this Agreement, the closing (the "Closing") under this Agreement shall take place at the offices of Stoel Rives LLP, 900 SW Fifth Ave., Suite 2600, Portland, Oregon 97204, at 10:00 a.m. on February 17, 2000 (the "Closing Date") or at such earlier time and place as are mutually agreeable to the Investor and the Company.

         SECTION 5.2 DELIVERIES BY THE COMPANY. At the Closing, the Company will deliver to the Investor the following:

                  (a) A certificate representing the Purchased Shares, registered in the Investor's name.

                  (b) The Note.

                  (c) The officer's certificate contemplated by SECTION 10.2.

                  (d) A secretary's certificate, including copies of the Company's Certificate of Incorporation, bylaws and the certified resolutions contemplated by SECTION 10.4.

                  (e) The opinion of counsel contemplated by SECTION 10.6.

                  (f) The Shareholders Agreements contemplated by SECTION 10.7.

                  (g) All other documents, instruments and writings required to be delivered by the Company at or prior to the Closing pursuant to this Agreement or otherwise reasonably required in connection herewith.

         SECTION 5.3 DELIVERIES BY THE INVESTOR. At the Closing, the Investor will deliver to the Company:

                  (a) The sum of $5,275,000 in payment of the purchase price for the Purchased Shares by wire transfer, check or other method agreeable to the Company and the Investor.

                  (b) All other documents, instruments and writings required to be delivered by the Investor at or prior to the Closing pursuant to this Agreement or otherwise reasonably required in connection herewith.

                                   ARTICLE 6

                    INVESTOR'S REPRESENTATIONS AND WARRANTIES

         The Investor represents and warrants to the Company that:

         SECTION 6.1 AUTHORITY; NO CONTRAVENTION. The Investor is a corporation duly organized and validly existing under the laws of the state of Delaware. The Investor has the corporate power and corporate authority to enter into this Agreement and carry out its terms. The Investor has taken all corporate action necessary to authorize the execution, delivery and performance by it of this Agreement. This Agreement has been duly and validly executed and delivered on behalf of the Investor and is binding and enforceable against the Investor in accordance with its terms except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

         SECTION 6.2 APPROVALS. No consent, approval or authorization of, or filing or registration with, any governmental body or any other entity or person not a party to this Agreement is required for the consummation by the Investor of the transactions described in this Agreement.

         SECTION 6.3 PURCHASE ENTIRELY FOR OWN ACCOUNT; RESTRICTIONS ON TRANSFER. The Purchased Shares and the Note to be received by the Investor will be acquired for investment for the Investor's own account and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor understands that the Purchased Shares and the Note being issued to the Investor have not been registered under the Securities Act of 1933, as amended ("1933 Act"), and, therefore, cannot be transferred unless they are registered under the 1933 Act or unless an exemption from registration is available.

         SECTION 6.4 NO ADVERSE CONSEQUENCES. Except as disclosed on SCHEDULE 6.4, neither the execution and delivery of this Agreement by the Investor nor the consummation of the transactions contemplated by this Agreement will (a) violate any provision of the Investor's Certificate of Incorporation or Bylaws,
(b) violate any statute, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to the Investor, or (c) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, accelerate the performance required by, accelerate the maturity of any indebtedness or obligation under, result in the breach of the terms, conditions or provisions of or constitute a default under, any mortgage, deed of trust, indenture, note, bond, lease, license, contract, permit or other agreement, instrument or obligation to which the Investor is a party or by which it is bound, except where such action would not result in a material adverse effect on the business, operations, assets, liabilities or condition (financial or otherwise) of the Investor.

         SECTION 6.5 BROKERS AND FINDERS. Except for Parchman, Vaughan & Company, L.L.C., the fees and expenses of which shall be paid by Investor, the Investor has not employed any broker, finder or agent or dealt with anyone purporting to act in such capacity or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

                                   ARTICLE 7

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Subject to the specific exceptions set forth in the Schedules referenced in this ARTICLE 7, the Company makes the following representations and warranties to the Investor, which representations and warranties shall survive the execution of this Agreement and remain in full force and effect until the expiration of the Shareholders Agreement described in SECTION 10.7. The representations and warranties contained in SECTIONS 7.1, 7.4, 7.5, 7.33 and
7.34 shall be deemed repeated as of the date of each advance of a Term Loan (the "Bring-Down Representations"). For purposes of this ARTICLE 7, any reference to the Company shall be deemed to include references to the Former Company for any applicable period prior to its merger with and into the Company.

         SECTION 7.1 CORPORATE EXISTENCE. The Company and each of its subsidiaries is a company duly organized and validly existing under the laws of the state of its incorporation or organization and has the corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as proposed to be conducted. The Former Company's merger with and into the Company was properly effected and completed in accordance with the laws of the States of Tennessee and Delaware and did not result in any tax liability to the Company. The merger of Alternative Public Schools, Inc. with and into the Company was properly effected and completed in accordance with the laws of the state of Delaware and did not result in any tax liability to the Company. There are no liabilities of Alternative Public Schools, Inc., contingent or otherwise, assumed by the Company pursuant to the merger. Except as set forth on Schedule 7.1, the Company is duly qualified and in good standing as a foreign company in each jurisdiction in which the property owned, leased or operated by it or the nature or conduct of its business makes such qualification necessary and where the failure to so qualify would have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means a material adverse effect on the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole and a "Material Adverse Change" shall mean any event or condition which has had or is reasonably likely to have a Material Adverse Effect, including, without limitation, the loss of key management personnel. The Company has not received any written notice or assertion within the last three years from any governmental official of any jurisdiction to the effect that the Company is required to be qualified or otherwise authorized to do business therein, other than jurisdictions in which the Company has qualified or obtained such authorization. The Company has delivered to the Investor a complete and accurate copy of the Company's Certificate of Incorporation and Bylaws, in each case as amended to the date hereof, and of the minute books of the Company.

         SECTION 7.2 CAPITALIZATION. The capitalization of the Company consists of 10,000,000 authorized shares of Common Stock and 1,000,000 authorized shares of preferred stock. As of the Closing Date, including the Purchased Shares, but excluding the shares issuable pursuant to the Conversion of the Loans and the Additional Shares, there are no shares of preferred stock outstanding or reserved for issuance, there are 4,212,605 shares of Common Stock outstanding and there are 407,600 shares of Common Stock reserved for issuance pursuant to outstanding options (all of which are listed on SCHEDULE 7.2). All outstanding Shares of the Company are fully paid and nonassessable. The Shares to be issued pursuant to this Agreement have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement against payment therefor, or, in the case of Shares to be issued as Additional Shares, when issued in accordance with SECTION 1.2 hereof and in the case of Shares to be issued upon conversion of the Term Loans, when issued upon conversion as contemplated under ARTICLE 3 hereof, will be validly issued, fully paid and nonassessable and free of preemptive rights (except for the rights set forth in the Shareholder's Agreement). 383,621 Shares have been validly reserved by the Board of Directors of the Company for issuance upon the Conversion of Loans. An additional 109,145 Shares have been validly reserved for issuance as the Additional Shares issuable to Investor pursuant to this Agreement. No Shares have been issued in violation of or are subject to any preemptive or similar rights granted to former or existing shareholder of the Company pursuant to law, the Company's Certificate of Incorporation or otherwise. Other than pursuant to this Agreement or except as disclosed in SCHEDULE 7.2, there is no subscription, option, warrant, call, right, agreement or commitment granted or issued by or binding upon the Company or, to the knowledge of the Company. any shareholder of the Company relating to the issuance, sale, delivery, or transfer by the Company of the Company's Shares or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for Shares or any other equity interest in the Company or relating to the payment of amounts measured by changes in the value or price of capital stock of the Company; and the Company has no obligation of any kind to issue any additional securities other than pursuant to this Agreement. Other than pursuant to this Agreement, or except as disclosed in SCHEDULE 7.2, there are no outstanding obligations of the Company to repurchase. redeem or otherwise acquire any of its Shares or other securities. The list of shareholders attached hereto as SCHEDULE 7.2 sets forth a complete and accurate list of the shareholders of the Company as of the date hereof indicating the number of Shares held by shareholder, including all options to purchase Shares, and the percentage of outstanding Shares so held.

         SECTION 7.3 SUBSIDIARIES; INVESTMENTS. SCHEDULE 7.3 contains a full and complete list of all entities (collectively, the "Subsidiaries") in which the Company owns, directly or indirectly, any outstanding capital stock or other ownership interest (or securities, rights or other interests convertible into capital stock or other ownership interest), and also discloses, as to each Subsidiary, the business activities thereof, the number of authorized and outstanding shares of capital stock or other ownership interest thereof, the percentage of outstanding shares or interests thereof owned beneficially and of record by the Company, and the jurisdiction in which each Subsidiary is incorporated or organized. Except as set forth on SCHEDULE 7.3, the Company has never owned, directly or indirectly, any outstanding capital stock or other ownership interest in any entity other than the Subsidiaries.

         SECTION 7.4 AUTHORITY. The Company has the legal power and legal authority to enter into this Agreement and carry out its terms. This Agreement has been duly executed and delivered on behalf of the Company. The Company has taken all action necessary to authorize the execution, delivery and performance by it of this Agreement. This Agreement has been duly and validly executed and delivered on behalf of the Company and is binding upon and enforceable against the Company in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

         SECTION 7.5 NO ADVERSE CONSEQUENCES. Except as disclosed on SCHEDULE 7.5, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement will (a) result in the creation or imposition of any lien, charge, encumbrance or restriction on the Purchased Shares, any other Shares, or on any of the Company's assets or properties, (b) violate any provision of the Company's Certificate of Incorporation or Bylaws, (c) violate any statute, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to the Company, or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, accelerate the performance required by, accelerate the maturity of any indebtedness or obligation under, result in the breach of the terms, conditions or provisions of or constitute a default under, any mortgage, deed of trust, indenture, note, bond, lease, license, contract, permit or other agreement, instrument or obligation to which the Company is a party or by which it is bound, except where such action would not result in a Material Adverse Effect.

         SECTION 7.6 BROKERS AND FINDERS. Except as disclosed in SCHEDULE 7.6, the Company has not employed any broker, finder or agent or dealt with anyone purporting to act in such capacity or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

         SECTION 7.7 LITIGATION. Except as disclosed in SCHEDULE 7.7, there is no claim, litigation, proceeding or formal investigation of any kind (or, to the knowledge of the Company, any other investigation of any kind) pending by or against the Company or any Subsidiary, or any of the assets or properties of the Company or any Subsidiary, and, to the knowledge of the Company, no claim, litigation, proceeding or investigation has been threatened and there is no basis for any such claim, litigation, proceeding or investigation. There are no actions, proceedings, suits, investigations, or inquiries pending, or to the knowledge of the Company, threatened, that question the validity of this Agreement or any actions taken or to be taken pursuant hereto.

         SECTION 7.8 COMPLIANCE WITH LAWS. Except as disclosed on SCHEDULE 7.8, the Company and its Subsidiaries have at all relevant times conducted their businesses in compliance with the provisions of their charter documents and all applicable laws and regulations except where such failure to comply would not result in a Material Adverse Effect. Except as disclosed on SCHEDULE 7.8, neither the Company nor any Subsidiary is in violation of any applicable laws or regulations except where such failure to comply would not result in a Material Adverse Effect. Except as disclosed in SCHEDULE 7.8, neither the Company nor any Subsidiary is subject to any outstanding judgment, order, writ, injunction or decree, and neither the Company nor any Subsidiary has been charged with, or, to the knowledge of the Company, threatened with a charge of, a violation of any provision of any applicable law or regulation.

         SECTION 7.9 EMPLOYMENT MATTERS.

                  7.9.1 LABOR MATTERS. Neither the Company nor any Subsidiary is a party or otherwise subject to any collective bargaining or other agreement governing the wages, hours or terms of employment of its employees. The Company and its Subsidiaries are and have been in compliance with all applicable laws regarding employment and employment practices, terms and conditions of employment, wages and hours and are not and have not been engaged in any unfair labor practice except where such failure to comply would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has experienced any primary work stoppage or other organized work stoppage involving its employees in the past two years, and to the knowledge of the Company, no work stoppage has been threatened against the Company.

                  7.9.2 EMPLOYEE BENEFITS. SCHEDULE 7.9.2 lists all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive compensation (including cash, stock and option plans or arrangements), life insurance, health and disability insurance, hospitalization and all other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plans or arrangements) established or maintained by the Company or any Subsidiary, and complete and accurate copies of all those plans or arrangements have been provided to the Investor. The employee pension benefit plans (within the meaning of SECTION 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") established and maintained by the Company or any Subsidiary that are subject to ERISA (the "ERISA Plans") are listed separately as ERISA Plans on SCHEDULE 7.9.2. The ERISA Plans comply in all material respects with the applicable requirements of ERISA. The Company and each Subsidiary, as applicable, have received from the Internal Revenue Service a favorable determination for each of the ERISA Plans and their related trusts that each of the ERISA Plans is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the related trust is tax-exempt under Section 501(a) of the Code. Except as disclosed on SCHEDULE 7.9.2, there has been no event subsequent to that determination that has adversely affected the tax qualified status of the ERISA Plans or the exemption of the related trusts other than changes in the Code that are not effective as of the Closing Date. No "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412(a) of the Code exists, or has existed, with respect to any of the ERISA Plans. The Company and any controlled group of companies of which it is a member have no "potential withdrawal liability," as defined in Section 4201 of ERISA. To the knowledge of the Company, none of the ERISA Plans, its related trusts or any trustee, investment manager or administrator thereof has engaged in a nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code. There are not and have not been any excess deferrals or excess contributions under any ERISA Plan. Each ERISA Plan is and has been operated and administered in material conformity with the requirements of all applicable laws and regulations, whether or not the ERISA Plan documents have been amended to reflect such requirements.

                  7.9.3 EMPLOYMENT AGREEMENTS; OTHER AGREEMENTS. Except for employment contracts with teachers and other school staff providing for compensation (in each such instance) of less than Eighty Thousand Dollars ($80,000) entered into in the ordinary course of business of the Company or any Subsidiary and except as disclosed on SCHEDULE 7.9.3, there are no material employment, commission or compensation agreements between the Company or any Subsidiary and any of their employees. Neither the Company nor any Subsidiary has any agreements or understandings with its employees, shareholders or affiliates, including without limitation any agreements or understandings regarding compensation of any nature, severance payments or retirement benefits in excess of Eighty Thousand Dollars ($80,000) annually except as reflected in the items listed in SCHEDULES 7.9.2 and 7.9.3.

         SECTION 7.10 TITLE TO AND CONDITION OF REAL PROPERTY. Neither the Company nor any Subsidiary owns any real property. SCHEDULE 7.10 contains a list of all real property leased by the Company or any Subsidiary (the "Real Property"), including the dates of and parties to all leases and any amendments thereof. To the knowledge of the Company, all Real Property (including improvements thereon) is in satisfactory condition and repair consistent with its present use, and is available for immediate use in the conduct of the Company's business. Neither the operations of the Company or any Subsidiary on any Real Property, nor any improvements on the Real Property, violates in any material respect any applicable building or zoning code or regulation of any governmental authority having jurisdiction. The Real Property includes all such property necessary to conduct the business of the Company or any Subsidiary, as applicable.

         SECTION 7.11 TITLE TO AND CONDITION OF TANGIBLE PERSONAL PROPERTY. Except as provided in SCHEDULE 7.11, the Company and each Subsidiary have good and marketable title to all of the tangible personal property ("Tangible Personal Property") reflected in the Company's consolidated financial statements free and clear of all liens, mortgages, pledges, leases, restrictions and other claims and encumbrances of any nature whatsoever. The Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted), is performing satisfactorily, and is adequate for the conduct of the Company's business, except where the failure of such Tangible Personal Property to be in good operating condition (ordinary wear and tear excepted) would not result in a Material Adverse Effect. All Tangible Personal Property and the state of maintenance thereof are in compliance with all applicable laws and regulations except where such failure to comply would not result in a Material Adverse Effect. The Tangible Personal Property includes all such property necessary to conduct the business of the Company or any Subsidiary, as applicable, as currently conducted.

         SECTION 7.12 INTELLECTUAL PROPERTY. The Company and each Subsidiary own, or have a valid license to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, technology, know-how and other intellectual property (the "Intellectual Property") necessary to or used in the conduct of their business as now conducted and as currently proposed to be conducted. SCHEDULE 7.12 contains a complete and accurate list of all patents, patent applications, trademarks and service marks and related applications, trade names and copyrights owned by or licensed to the Company or any Subsidiary, including a description of any agreements relating to the acquisition by or license to the Company or any Subsidiary of such

Intellectual Property. SCHEDULE 7.12 also describes all licenses or other agreements under which the Company or any Subsidiary has sold or granted a right to use any Intellectual Property. All Intellectual Property owned by the Company or any Subsidiary is owned by it free and clear of all liens, claims, encumbrances or adverse claims of any third party. The conduct of the business of the Company and its Subsidiaries does not conflict with or infringe upon any Intellectual Property rights of any other person and no claims of conflict or infringement are pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary.

         SECTION 7.13 CERTAIN CONTRACTS AND ARRANGEMENTS. SCHEDULE 7.13, which is organized by type of agreement, contains a complete and accurate list of each of the following types of agreements, including any amendments thereto, to which the Company or any Subsidiary is a party or by which it is bound:

                  (a) any mortgage, note or other instrument or agreement relating to the borrowing of money or the incurrence of indebtedness in the principal amount of Fifty Thousand Dollars ($50,000) or more (provided that not more than Two Hundred Thousand Dollars ($200,000) in the aggregate of such indebtedness is excluded from disclosure on said Schedule pursuant to this exception) by the Company or any Subsidiary or the guaranty by the Company or any Subsidiary of indebtedness of such amount of any person or entity;

                  (b) contracts or agreements for the joint performance of work or services, and all other joint venture agreements;

                  (c) management contracts for the operation of charter schools;

                  (d) limited service contracts with charter schools; and

                  (e) any other contract, instrument, agreement or obligation not described on any other Schedule (other than employment contracts not required to be scheduled in SCHEDULE 7.9.3) to which the Company or any Subsidiary is a party or by which it is bound, which is material to the Company's business and which contains unfulfilled obligations of the Company and is not terminable without payment of premium or penalty upon 30 days' notice or less.

         SECTION 7.14 STATUS OF CONTRACTS. Except as disclosed on SCHEDULE 7.14, each of the contracts, agreements, commitments and instruments listed on SCHEDULES 7.10, 7.11, 7.12 and 7.13 (collectively, the "Contracts") is valid, binding and enforceable by the Company or the Subsidiary, as applicable, in accordance with its terms and is in full force and effect. To the knowledge of the Company and except as set forth on SCHEDULE 7.14, there is no existing default or violation by the Company or any Subsidiary under any Contract and, to the knowledge of the Company and except as set forth on SCHEDULE 7.14, no event has occurred which (whether with or without notice, lapse of time or both) would constitute a material default of the Company or any Subsidiary under any Contract. There is no pending or, to the knowledge of the Company, threatened proceeding which would interfere with the quiet enjoyment of any leasehold of which the Company or any Subsidiary is lessee or sublessee. All other parties to the Contracts have consented or prior to the Closing will have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without modification of the Company's rights or obligations under any Contract. Complete and accurate copies of all Contracts have been delivered to the Investor. The Company is not aware of any default by any other party to any Contract or of any event which (whether with or without notice, lapse of time or both) would constitute a default by any other party with respect to obligations of that party under any Contract, and, to the knowledge of the Company and except as set forth on SCHEDULE 7.14, there are no facts that exist indicating that any of the Contracts may be totally or partially terminated or suspended by the other parties. Neither the Company nor any Subsidiary has granted any waiver or forbearance with respect to any of the Contracts.

         SECTION 7.15 INSURANCE. SCHEDULE 7.15 contains a complete and accurate list of all policies of property, liability, worker's compensation and other forms of insurance insuring the Company, any Subsidiary, their officers or directors, their assets or their operations (the "Policies"). Except as set forth on SCHEDULE 7.15, all the Policies, as each relates to the Company, are valid, enforceable and in full force and effect, all premiums with respect to the Policies covering all periods up to and including the date as of which this representation is being made have been paid and no notice of cancellation or termination has been received with respect to any Policy. To the knowledge of the Company and except as set forth in Section 8.1(J), the Policies are sufficient for compliance with all requirements of law and of agreements to which the Company or any Subsidiary is a party and provide insurance for the risks and in the amounts and types of coverage usually obtained by persons using or holding similar properties in similar businesses (including without limitation coverage for claims of alleged sexual or other abuse of children). Except as disclosed on SCHEDULE 7.15 and except for covered claims relating to employee health insurance, there have been no claims made for insurance payment under any of the Policies involving amounts in excess of Ten Thousand Dollars ($10,000) (provided that not more than Two Hundred Thousand Dollars ($200,000) in aggregate claims is excluded from disclosure on said Schedule pursuant to that exception). Complete and accurate copies of the Policies and all endorsements thereto have been delivered to Investor. Neither the Company nor any Subsidiary has been refused any insurance coverage and no insurance coverage has been canceled during the three years preceding the date of this Agreement.

         SECTION 7.16 PERMITS AND LICENSES. SCHEDULE 7.16 contains a complete and accurate list of all material governmental licenses, permits, franchises, certificates of occupancy, easements and authorizations (collectively, "Permits") held by the Company or any Subsidiary. The Company and each Subsidiary hold all Permits necessary for the lawful conduct of their business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and other authorities having jurisdiction over them or any part of their operations, except where the failure to hold such a Permit would not have a Material Adverse Effect. The Company and each Subsidiary are in compliance with each of the terms of each of their Permits in all material respects, and there are no claims of violation by the Company or any Subsidiary of any of their Permits which could have a Material Adverse Effect. Complete and accurate copies of all Permits listed on SCHEDULE 7.16 have been delivered to the Investor. All governmental entities and agencies that have issued any Permits to or with respect to the Company or its business have consented or prior to the Closing will have consented (where such consent is necessary) to the consummation of the transactions contemplated by this

Agreement without requiring modification of the Company's rights or obligations under any of such Permits.

         SECTION 7.17 TAXES.

                  7.17.1 RETURNS. The Company and each Subsidiary have filed on a timely basis all federal, state and other returns, reports, forms, declarations and information returns required to be filed by them with respect to Taxes (as defined below) which relate to the business, results of operations, financial condition, properties or assets of the Company (collectively, the "Returns") and have paid on a timely basis all Taxes shown to be due on the Returns. No extensions of time have been requested for Returns which have not been filed. Except as set forth on SCHEDULE 7.17, neither the Company nor any Subsidiary has received any notice of audit with respect to any period for which the applicable statutory period of limitation has not expired and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period. All Returns filed are complete and accurate in all respects and no additional Taxes are owed by the Company or any Subsidiary with respect to the periods covered by the Returns. The Company has provided the Investor with complete and accurate copies of the Returns of the Company and each Subsidiary for 1997 through 1999.

                  7.17.2 TAXES PAID OR RESERVED. The reserves for Taxes reflected in the Current Balance Sheet (as defined in SECTION 7.20), are adequate for payment of Taxes in respect of periods ending on or before the date of the Current Balance Sheet. All reserves for Taxes have been determined in accordance with generally accepted accounting principles consistently applied throughout the periods involved and with prior periods. All Taxes which the Company has been required to collect or withhold have been withheld or collected and, to the extent required, have been paid to the proper taxing authority.

                  7.17.3 DEFINITION. The term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority (domestic or foreign).

         SECTION 7.18 CERTAIN INTERESTS. Except as disclosed on SCHEDULE 7.18, neither any shareholder nor any director or officer of the Company (or any entity owned or controlled by one or more of such parties) (a) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or any Subsidiary, (b) is indebted to the Company or any Subsidiary, or (c) has any material financial interest, direct or indirect, in any supplier or customer of, or other outside business which has significant transactions with, the Company or any Subsidiary. Neither the Company nor any Subsidiary is indebted to any shareholder, director or officer (or any entity owned or controlled by one or more of such parties) except for
(i) amounts due under normal salary arrangements, (ii) reimbursement of ordinary business expenses and (iii) indebtedness or obligations to William R. Hambrecht or his affiliates, as described in Schedule 7.13. The consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from the Company or any Subsidiary to any of its shareholders, officers, directors or employees (or any entity owned or controlled by one or more of such parties).

         SECTION 7.19 NO POWERS OF ATTORNEY OR RESTRICTIONS. Except as disclosed in SCHEDULE 7.19, (a) no power of attorney or similar authorization given by the Company or any Subsidiary is presently in effect or outstanding; (b) no contract or agreement to which the Company or any Subsidiary is a party or is bound or to which any of its properties or assets is subject limits the freedom of the Company or any Subsidiary to compete in any line of business or with any person; and (c) to the knowledge of the Company, none of the employees of the Company or any Subsidiary is obligated under any contract (including licenses, covenants or commitments of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her reasonable efforts to promote the interests of the Company or any Subsidiary or that would conflict with the business of the Company or the Subsidiary as now conducted or proposed to be conducted.

         SECTION 7.20 FINANCIAL STATEMENTS. The Company has furnished to the Investor audited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 1997, 1998 and 1999, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the periods then ended (collectively, the "Audited Financial Statements"), and the unaudited balance sheet of the Company and its Subsidiaries as of November 30, 1999 (the "Current Balance Sheet") and the related statements of operations, changes in shareholders' equity and cash flows for the five (5) months then ended (collectively, with the Current Balance Sheet, the "Current Financial Statements"). The Audited Financial Statements and the Current Financial Statements are complete and accurate in all material respects and present fairly the financial position and operating results of the Company and its Subsidiaries as of the dates and for the periods indicated therein. The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved and with prior periods, except as otherwise disclosed in the Audited Financial Statements. The Current Financial Statements have been prepared on an accrual basis consistently applied throughout the periods involved, except as otherwise disclosed in the Current Financial Statements.

         SECTION 7.21 UNDISCLOSED LIABILITIES. Except as disclosed on SCHEDULE
7.21 and except for current liabilities which were incurred after November 30, 1999 in the ordinary course of business and of a type and in an amount consistent with past practices, neither the Company nor any Subsidiary, including without limitation Alternative Public Schools, Inc., has any liability or obligation (whether absolute, accrued, contingent or otherwise, and whether due or to become due) which is not accrued, reserved against, or disclosed in the Current Balance Sheet.

         SECTION 7.22 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed on SCHEDULE 7.22, since November 30, 1999 there has not been:

                  (a) Any direct or indirect declaration, setting aside or payment of any dividend or other distribution (whether in cash, Shares, property or any combination thereof) in respect of the equity interests of the Company or any Subsidiary, or any direct or indirect repurchase, redemption or other acquisition by the Company or any Subsidiary of any of its equity interests, or any other payment by the Company or any Subsidiary to or for the account of shareholders;

                  (b) Except for increases, changes, payments or contracts in the ordinary course of business and consistent with past practices, any increase in the rate or terms of compensation payable or to become payable by the Company to its shareholders, officers or key employees; any change in the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any employees of the Company or any Subsidiary; any special bonus or remuneration paid; any written employment contract executed or amended except for employment contracts entered into in the ordinary course of business with school staff, none of which provide for compensation in excess of Eighty Thousand Dollars ($80,000) annually; or any change in personnel policies of the Company or any Subsidiary;

                  (c) Any entry into any agreement, commitment or transaction (including, without limitation, any borrowing, capital expenditure or capital financing, any purchase, acquisition, sale or other disposition of assets, any lease or sublease, any guaranty, assumption or endorsement of payment or performance of any loan or obligation of another, or any amendment, modification or termination of any existing agreement, commitment or transaction) by the Company or any Subsidiary, except agreements, commitments or transactions in the ordinary course of business or as contemplated in this Agreement;

                  (d) Any material change by the Company or any Subsidiary in accounting methods, principles or practices;

                  (e) Except as disclosed in the Financial Statements or an any Schedule hereto, any issuance or sale of any equity interest in the Company or any Subsidiary or any issuance or granting of any option, warrant or right to purchase any equity interest in the Company or any Subsidiary or any commitment to do any of the foregoing other than pursuant to this Agreement;

                  (f) Any amendment to the charter documents of the Company or any Subsidiary;

                  (g) Other than the Company's acquisition of the remaining interests of JCR, any conduct of business which is outside the ordinary course of business or not substantially in the manner that the Company or any Subsidiary previously conducted its business;

                  (h) Any incurrence of any liability other than pursuant to this Agreement, except in the ordinary course of business and liabilities not exceeding $50,000 individually or $200,000 in the aggregate;

                  (i) Any encumbrance or consent to encumbrance of any property or assets except in the ordinary course of business;

                  (j) Any pending or, to the knowledge of the Company, threatened labor disputes, organizational activities or disturbances affecting in a material adverse manner the business, results of operations, financial condition, properties, assets or prospects of the Company or any Subsidiary;

                  (k) Any written or oral notice (such oral notice delivered directly or indirectly to an officer of the Company or any subsidiary) from a charter school managed by the Company or any Subsidiary that such charter school intends to, is desirous of, or is actively considering terminating its relationship with or reducing the services provided by the Company or the Subsidiary for any reason;

                  (l) Any default or, to the knowledge of the Company, threatened default under any material contract or agreement to which the Company or any Subsidiary is a party, including without limitation any contract or agreement of the Company or any Subsidiary with a charter school managed by the Company or any Subsidiary; or

                  (m) Any change in the assets, liabilities, licenses, permits or franchises of the Company or any Subsidiary, or in any agreement to which the Company or any Subsidiary is a party or is bound, which, either individually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect.

         SECTION 7.23 CERTAIN PAYMENTS. Neither the Company, nor any shareholder, director or officer has, directly or indirectly, on behalf of or with respect to the business or operations of the Company or any Subsidiary (i) made or received any payment that was not legal to make or receive under any applicable law or regulation of the United States or any other country or territory; or (ii) engaged in any transaction, maintained any bank account, or used any company funds or assets except for transactions, bank accounts, funds, and assets which have been and are reflected in the normally maintained books and records of the Company or the Subsidiaries.

         SECTION 7.24 ENVIRONMENTAL CONDITIONS.

                  7.24.1 COMPLIANCE. The business and assets of the Company and each Subsidiary, including without limitation the Real Property, are in material compliance with all Environmental Laws and all Permits required under any Environmental Law are listed separately in SCHEDULE 7.16.

                  7.24.2 HAZARDOUS SUBSTANCES. To the knowledge of the Company, no Hazardous Substance has been disposed of, spilled, leaked or otherwise released on, in, under or from the Real Property or has otherwise come to be located in the soil or water (including surface and ground water) on or under the Real Property. To the knowledge of the Company, none of the assets of the Company or any Subsidiary or the improvements on the Real Property have incorporated into them any asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (including in any electrical transformer or capacitor located on the Real Property), or any other Hazardous Substance which is prohibited or restricted when present in buildings, structures, fixtures or equipment. No Hazardous Substance is or has been generated, manufactured, treated, stored, transported, used or otherwise handled on the Real Property or in connection with the business of the Company or any Subsidiary except in compliance with Environmental Laws. To the knowledge of the Company, there are no underground storage tanks on the Real Property (whether or not regulated and whether or not out of service, closed or decommissioned).

                  7.24.3 DEFINITIONS. As used in this Agreement, (a) "Environmental Law" means any federal, state or local statute, ordinance or regulation pertaining to the protection of human health or the environment and any applicable orders, judgments, decrees, permits, licenses or other authorizations or mandates under such statutes, ordinances or regulations. and
(b) "Hazardous Substance" means any hazardous, toxic, radioactive or infectious substance, material or waste as defined, listed or regulated under any Environmental Law, and includes without limitation petroleum oil and its fractions.

         SECTION 7.25 CONSENTS AND APPROVALS. Except as disclosed in Schedule 7.25, no consent, approval, or authorization of, or filing or registration with, any court, regulatory authority, governmental body, or any other entity or person not a party to this Agreement is required for the consummation of the transactions described in this Agreement by the Company.

         SECTION 7.26 RECORDS. Except as set forth on Schedule 7.26, the books of account, minutes of meeting and shareholder records of the Company and each Subsidiary are complete and accurate in all material respects, and there has been no material transaction involving the business or equity ownership of the Company or any Subsidiary, or action of the Company's or any Subsidiary's board of directors or shareholders, which properly should have been set forth therein and which has not been accurately so set forth. Complete and accurate copies of such books and records have been made available to the Investor.

         SECTION 7.27 RECEIVABLES. The accounts receivable appearing on the Current Balance Sheet and all accounts receivable created since the date thereof, to the best of the Company's knowledge, represent valid obligations owing to the Company, and the Company reasonably believes them to be fully collectible, subject to the reserve for doubtful accounts appearing on the Current Balance Sheet.

         SECTION 7.28 ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls it believes to be sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 7.29 NOT AN INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 7.30 NOT A HOLDING COMPANY. The Company is not a holding company, or a subsidiary or affiliate of a holding company, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 7.31 RELIANCE. Except as to matters concerning which the Investor has actual knowledge to the contrary, the Company recognizes and agrees that, notwithstanding any investigation by the Investor, the Investor is relying upon the representations and warranties made by the Company in this Agreement.

         SECTION 7.32 ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the representations or warranties of the Company contained in this Agreement or any certificate or schedule delivered pursuant to this Agreement by or on behalf of the Company contain or will contain any untrue statement of any fact or omit or misstate a fact necessary to make such information, taken as a whole, not misleading.

         SECTION 7.33 NO MATERIAL ADVERSE CHANGE. Except as set forth in the schedules hereto, the officers of the Company do not know of any fact that has resulted in any Material Adverse Change since November 30, 1999.

         SECTION 7.34 NO DEFAULTS. There exists no Event of Default and no event or condition which, with the giving of notice or lapse of time or both, could become an Event of Default (any such event or condition, an "Unmatured Event of Default").

                                   ARTICLE 8

                            COVENANTS OF TEE COMPANY

         SECTION 8.1 AFFIRMATIVE COVENANTS. Until termination of this Agreement in accordance with SECTION 13, the Company will:

                  A. Performance of Obligations. Punctually pay and perform each of the obligations in accordance with the terms of the Term Loans.

                  B. Financial Statements and Reports. Furnish Investor:

                     (i) not later than one hundred (120) days after the end of each fiscal year of the Company, consolidated financial statements prepared by the Company in accordance with GAAP and audited by independent certified public accountants as of and for the fiscal year then ended, certified by such independent certified public accountants in a manner reasonably acceptable to Investor and including a balance sheet, a statement of operations, a statement of cash flows and a statement of shareholders' equity;

                     (ii) not later than forty-five (45) days after the
                  end of each fiscal quarter of the Company (other than the fiscal quarter which is the Company's fiscal year end), consolidated financial statements prepared by the Company in accordance with GAAP as of and for the quarter then ended, to include a balance sheet, a statement of operations and a statement of cash flows;

                     (iii) promptly (in any event within five (5) business
                  days after such report is prepared), a copy of any monthly financial reports prepared for management;

                     (iv) at the time of delivery of the financial statements
                  referred to in SECTIONS 8.1(B)(I), and (II) hereof, a letter addressed to Investor signed by the Chief Executive Officer, Chief Financial Officer or the Chief Accounting Officer of the Company, certifying that no condition, act or event has occurred and is continuing which constitutes an Event of Default under this Agreement;

                     (v) at such times and from time to time as the Investor
                  may request of the Company, such other reports and information concerning the Company's and its Subsidiaries' operations as the Investor may reasonably request;

                     (vi) promptly upon receipt, copies of all management
                  letters, internal control evaluations and reports and other material letters, memoranda or reports submitted by the Company's independent certified public accountants or consultants with respect to any matter concerning the audits, financial statement presentation or other accounting matters.

                  C. Accounting Records. Maintain adequate books and accounts and permit any representative of Investor, during normal business hours and upon reasonable advance notice, to inspect, audit, copy and examine such books and accounts and inspect the properties of the Company and its Subsidiaries and to interview the Company's independent accountants regarding operating results and financial condition.

                  D. Board and Shareholder Meetings. Provide the Investor, as a shareholder or through its designated director, prompt notice of, and admittance of such designated director to, all meetings of the board of directors and shareholders of the Company.

                  E. Maintenance of Property. Keep all of the Company's and its Subsidiaries' properties useful or necessary to the Company's and its Subsidiaries' business in good repair and condition, reasonable wear and tear excepted, and from time to time make necessary repairs, renewals and replacements thereto so that such property shall be fully and efficiently preserved and maintained, except to the extent it would not cause a Material Adverse Change.

                  F. Maintenance of Business. Preserve and maintain the Company's and each of its Subsidiaries' existence and all of its licenses, permits, trade names, trade styles, governmental approvals, rights, privileges and franchises reasonably necessary to conduct its business; conduct its business in an orderly and regular manner; comply with the provisions of all documents pursuant to which the Company and each of its Subsidiaries is organized and/or which govern the Company's and its Subsidiaries' continued existence; and comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority and requirements reasonably necessary for the maintenance of the Company's and its Subsidiaries' insurance, licenses, permits, trade names, trade styles, governmental approvals, rights, privileges and franchises reasonably necessary for the continued business of the Company and its Subsidiaries as currently constituted, except to the extent that any of the foregoing would not cause a Material Adverse Change.

                  G. Litigation. Promptly give notice in writing to Investor of
(i) any litigation pending or instituted against the Company or any of its Subsidiaries potentially involving Fifty Thousand Dollars ($50,000) or more,
(ii) any litigation overtly threatened against the Company potentially involving Fifty Thousand Dollars ($50,000) or more, or (iii) any litigation pending, instituted or overtly threatened involving a claim for injunctive relief. Not later than one hundred twenty (120) days after the end of each fiscal year of the Company, deliver to the Investor a report of all litigation pending or overtly threatened against the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is otherwise a party, in such detail as the Investor may reasonably request.

                  H. Taxes and Other Liabilities. Pay and discharge prior to delinquency any and all debt, obligations, assessments and taxes, real and personal, including federal and state income taxes, except such as the Company may in good faith contest by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provisions, if any, as are proper in accordance with GAAP shall have been made therefor and maintained.

                  I. Notice to the Investor. Promptly, but in no event more than five (5) days after becoming aware of the occurrence of each such event or matter give notice in writing to the Investor of (i) the occurrence of any Event of Default, (ii) any change in name, identity or structure of the Company or its Subsidiaries or (iii) any loss through fire, theft, liability, property damage or other casualty in excess of an aggregate of Fifty Thousand Dollars ($50,000).

                  J. Insurance.


                     (i) Obtain, maintain and keep in force insurance of
                  the types and in amounts customarily carried in lines of business similar to the Company including fire, hazard insurance, extended coverage, public liability, general liability (including an endorsement for alleged sexual or other abuse), property damage, extra expense and business interruption and worker's compensation, carried with companies, as required by law and in amounts satisfactory to the Investor in its reasonable discretion and obtain, maintain and keep in force such other insurance as the Investor may reasonably request from time to time. Without limiting the generality of the foregoing, the Company agrees to use its best efforts to obtain as soon as is practical and in any event prior to the initial Term Loan an aggregate of not less than $5 million of coverage for claims of child abuse or molestation, including retroactive coverage for such claims, on terms reasonably satisfactory to Investor.

                     (ii) On or prior to the date of the initial Term Loan
                  and at the time of issuance or renewal of any insurance policy of the Company after the initial Term Loan. deliver to the Investor certificates of such insurance, each of which such certificates shall name the Investor as a lender's loss payee or additional insured, as appropriate, in a form satisfactory to the Investor and shall prohibit cancellation or modification except upon thirty (30) days' prior written notice to the Investor.

                  K. Subordination. Promptly (in not less than one business day) notify the Investor of the creation of any debt or other obligations in favor of any of the Company's officers, directors and shareholders, and promptly (in not less than one business day) cause all such debt and obligations to be subordinated (excluding any indebtedness or obligation to William R. Hambrecht or any affiliate thereof in an aggregate amount not to exceed Five Million Dollars ($5,000,000) arising out of or related to any guaranty or other assurance of performance provided for the benefit of the Company or for the benefit of any person or entity for whose indebtedness the Company has provided a guaranty or assurance of performance), pursuant to subordination agreements in form and substance reasonably satisfactory to the Investor, to the Term Loans.

                  L. Shareholders Agreements. Cause each new shareholder of the Company to enter into one of the shareholders agreements described in SECTION
10.7 of this Agreement.


         SECTION 8.2 COVENANTS OF INVESTOR. For a period of five years following the execution of this Agreement, Investor will, upon reasonable request of the Company, from time to time, use commercially reasonable efforts (subject in each case to any duties of confidentiality or similar third-party considerations) to do the following: (a) make available appropriate management personnel to provide advice to the Company regarding various issues with which Investor has expertise, including, but not limited to, general operating methods, assessment of real estate opportunities, procurement methods, and consultation regarding management information systems for the Company, (b) in each case to the extent that, in Investor's reasonable judgment, they are relevant to the Company's business, furnish to the Company materials such as written operating procedures. manuals, handbooks, and other written protocols for emulation by the Company,
(c) suggest to the Company the names of vendors with which Investor is familiar who may be helpful to the Company, and make appropriate introductions to such vendors, and (d) cooperate with the Company to assess the feasibility of potential cooperative purchasing arrangements. The Company will reimburse Investor for any reasonable out-of-pocket costs associated with providing such requested services or information. To the extent Investor agrees, in Investor's sole discretion, to provide any services to the Company's clients or to the Company (including but not limited to services in connection with the implementation of procurement or human resources or other information systems), the Company will compensate Investor for such services at a fair market rate, as mutually determined by the Investor and the Company, taking into account the Investor's cost of providing the service. The Company acknowledges and agrees that (a) Investor is not in the business of providing consultation services, (b) the method of providing any services pursuant to this Section 8.2 shall be subject to the mutual agreement of the parties hereto, (c) except as otherwise specifically agreed in writing, any services, advice, recommendations, information and materials provided pursuant to this Section 8.2 are or shall be provided by Investor without any representations or warranties, express or implied. (d) the Company will use information provided by the Investor at the Company's own risk and (e) the Investor will have no liability to the Company or any third party for any claims, costs or expenses arising out of the use of Investor's services, advice, recommendations, information and materials.

         SECTION 8.3 NEGATIVE COVENANTS. Until termination of this Agreement in accordance with Section 13, the Company will not, without the prior written consent of the Investor (which shall not be unreasonably withheld):

                  A. Use of Proceeds. Use the proceeds of the Term Loans and Purchased Shares for purposes other than to refinance the acquisition of the remaining interests of JCR and to finance working capital needs of the Company.

                  B. Merger, Consolidation, Sale of Assets. Make any substantial change in the nature of the Company's business; merge with or into or consolidate with any entity or sell, lease, assign, transfer, pledge, encumber or otherwise dispose of all or substantially all of the Company's property; provided, that the Company may merge into or with or consolidate with or transfer all or substantially all of its assets to another entity (the surviving entity of any such merger, consolidation or transfer referred to as the "Surviving Entity") if (x) the Surviving Entity is the Company or, if Surviving Entity is not the Company, it is a corporation formed under the laws of a state in the United States and the Surviving Entity assumes, in writing (in form and substance acceptable to Investor and its counsel) all the obligations of the Company hereunder and under any agreement referred to herein, (y) on the effective date of such merger, consolidation, or transfer, and immediately after giving effect thereto, no Event of Default and no Unmatured Event of Default shall have occurred or be continuing, and (z) on the effective date of such merger, consolidation, or transfer, and immediately after giving effect thereto, the financial condition and creditworthiness of the Surviving Entity shall be better than or at least equal to the financial condition and creditworthiness of the Company immediately prior to such merger, consolidation, or transfer.

                  C. Equity Transactions. Distribute, sell, issue or convey any security of the Company or its Subsidiaries except in compliance with all applicable state and federal securities laws.

                  D. Affiliate Transactions. Except as otherwise permitted by this Agreement, enter into, or be a party to, any transaction with any of the Company's affiliates, except in the ordinary course of business pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms which are no less favorable to the Company than the Company could obtain in a comparable arm's length transaction with a person who is not an affiliate; provided, however, that the foregoing restriction shall not apply to transactions between the Company and any of its directly or indirectly wholly-owned subsidiaries.

                  E. Increase Options. Increase the equity securities reserved for issuance under any option plan such that the aggregate options available for issuance plus the aggregate of the options currently outstanding pursuant to any such plans apply to more than 715,600 Shares

(which includes 65,600 Shares subject to options granted under the Company's 1995 plan, 336,560 Shares subject to options granted under the Company's 1996 plan, 5,440 Shares subject to options granted under the Company's 2000 plan and 308,000 Shares reserved, authorized and available for issuance under the Company's 2000 plan); provided, that if any option issued pursuant to this covenant shall fully lapse unexercised, the number of Shares subject to such option may be reserved for issuance under another option. This SECTION 8.3(E) shall terminate upon the earlier to occur of (i) a "Qualified Public Offering" (as such term is defined in the Shareholders Agreement) or (ii) such time as the Investor owns less than ten (10%) percent of the outstanding capital stock of the Company that votes for the election of directors.

                  F. Repurchases of Common Stock. Repurchase Common Stock or otherwise increase the amount of treasury stock of the Company without the prior written consent of the Investor if such repurchase or increase in treasury stock would increase Investor's percentage ownership of voting capital stock of the Company to twenty percent (20%) or more.

                                   ARTICLE 9

                              DEFAULT AND REMEDIES

         SECTION 9.1 EVENTS OF DEFAULT. The occurrence of any of the following acts, events or conditions shall, without any notice, grace or right to cure except as expressly provided in this Agreement, constitute an event of default ("Event of Default") hereunder:

                  A. The Company shall fail to pay (i) without demand any principal due for any Term Loan owing to the Investor (whether under this Agreement or the Note) which failure continues for ten (10) days from when due,
(ii) within ten (10) days from the date the Company receives notice of a failure to pay when due, any interest due for any Term Loan owing to the Investor (whether under this Agreement or the Note), or (iii) within ten (10) days following the Company's receipt of notice of a failure to pay when due, any other amounts owing to the Investor (whether under this Agreement or the Note) not referred to in clauses (i) or (ii).

                  B. The Company shall fail to perform or observe any covenant set forth in SECTION 8.1 or 8.3 hereof, which failure is not cured within 30 days of the Company's receipt of notice of such failure.

                  C. Any representation or warranty hereunder or under any of the other Term Loan documents shall have been untrue or misleading in any material respect when made.

                  D. The Company or any Subsidiary shall fail to pay any amount of principal on any debt (but excluding debt evidenced by the Note) or fail to pay amounts due pursuant to any guarantee of debt of the Company or any Subsidiary, in each case in an aggregate amount of more than Fifty Thousand Dollars ($50,000), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such debt; or any default under any agreement or instrument relating to any such debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such debt; or any such debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

                  E. The entry of an order for relief under Title 11 of the United States Code as to the Company or any Subsidiary or the determination of such Company or Subsidiary as insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy laws; the commencement by the Company or any Subsidiary of any case, proceeding or other action seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief for itself under any present or future statute, law or regulation relating to bankruptcy, insolvency, reorganization or other relief for debtors; the Company's or any Subsidiary's consent to, acquiescence in or attempt to secure the appointment of any receiver of all or any part of its properties and such receivership or trusteeship shall continue undischarged for a period of sixty (60) days or more; the Company or any Subsidiary shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or the Company or any Subsidiary (including the shareholders of the Company or any Subsidiary) shall take any action to authorize any of the acts set forth above in this paragraph.

                  F. Any case, proceeding or other action against the Company or any Subsidiary shall be commenced seeking to have an order for relief entered against it as a debtor or seeking any reorganization, arrangement, composition. adjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation relating to bankruptcy, insolvency, reorganization or other relief for debtors, or seeking appointment of any receiver for the Company or any Subsidiary or for all or any substantial part of its property, and such case, proceeding or other action is not dismissed or stayed within sixty (60) days after it is filed.

                  G. The Note, at any time after its execution and delivery and for any reason, shall cease to be in full force and effect as executed and delivered in its entirety or be declared null and void, or the validity or enforceability thereof shall be contested by the Company or any member of the Company, or the Company shall deny any liability or obligation ascribed to it under any of the Term Loan documents.

                  H. A judgment, order or decree has been entered or otherwise made effective against the Company or any Subsidiary in an amount equal to or greater than One Hundred Thousand Dollars ($100,000) and either (i) such judgment, order or decree is not vacated or stayed pending appeal within thirty
(30) days after the date of entry or the effective date thereof, or (ii) if so stayed, the stay is lifted or the appeal is unsuccessful, or (iii) such judgment is not paid, settled or otherwise discharged or satisfied within thirty (30) days.

         SECTION 9.2 ACCELERATION. Upon the occurrence and during the continuance of any Event of Default, the Investor may terminate its Commitment and accelerate the Term Loans by written notice to the Company (which notice may be simultaneous with such termination and acceleration), in which event the principal and interest on the Term Loans shall be immediately due and payable, without further notice, on demand; provided however that, in the case of an Event of Default under 9.1(E) or 9.1(F), such termination and acceleration shall be automatic and no written notice by the Investor to the Company shall be required.

                                   ARTICLE 10

                     CONDITIONS TO CLOSING BY THE INVESTOR;
                          CONDITIONS TO FUTURE ADVANCES

         The obligation of the Investor to consummate the transactions contemplated by this Agreement and to make a Term Loan and to purchase the Purchased Shares on the Closing Date, or to make a Term Loan after the Closing Date, as the case may be, is subject to the satisfaction of each of the following conditions precedent prior to or on such date:

         SECTION 10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. The representations and warranties contained in SECTION 7 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date and the Company shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed or complied with on or before the Closing Date.

         SECTION 10.2 OFFICER'S CERTIFICATE. The Investor shall have received a certificate of the principal executive officer of the Company as to the matters set forth in SECTION 10.1 of this Agreement, dated the Closing Date.

         SECTION 10.3 EXECUTION OF NOTE. The Investor shall have received prior to the making of any Term Loan the Note to be issued in connection therewith, duly executed and delivered on behalf of the Company.

         SECTION 10.4 SECRETARY'S CERTIFICATE. The Investor shall have received true and complete copies, certified by an officer of the Company, of the Company's Certificate of Incorporation, bylaws and resolutions of the board of directors of the Company authorizing the Company's execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

         SECTION 10.5 CONSENTS AND APPROVALS. All consents and approvals, including approval by Investor's Board of Directors, necessary for the consummation of the transaction contemplated by this Agreement shall have been obtained and copies thereof shall have been delivered to the Investor.

         SECTION 10.6 OPINION OF COUNSEL. The Company shall have delivered to the Investor the written opinion of Bass, Berry & Sims PLC, counsel to the Company, which opinion shall be in form and substance reasonably satisfactory to the Investor, dated as of the Closing Date.

         SECTION 10.7 SHAREHOLDERS AGREEMENTS. The Company, the Investor and the Shareholders (as defined in the Shareholders Agreement) shall have entered into a Shareholders agreement in the form attached as Exhibit B (the "Shareholders Agreement"). The Company and its other shareholders shall have entered into a shareholders agreement in form and substance reasonably satisfactory to Investor.

         SECTION 10.8 NO MATERIAL ADVERSE CHANGE. As of the Closing Date or the date of the subsequent Term Loan, as the case may be, there shall not have been any Material Adverse Change since November 30, 1999 except as set forth in the schedules hereto.

         SECTION 10.9 SUBSEQUENT LOANS. Any Term Loan made after the Closing Date shall be subject to the requirement that (i) the Bring-Down Representations are true and correct in all material respects on and as of the date of such subsequent Term Loan and (ii) the condition contained in SECTION 10.8 shall be deemed repeated as of the date of each advance of a Term Loan. The initial Term Loan shall be subject to the receipt of (i) evidence of the insurance required pursuant to SECTION 8.1(3) and (ii) an opinion from a Massachusetts counsel to the Company, in a form reasonably acceptable to Investor, that either (a) the courts of Massachusetts would enforce the choice of law provision in SECTION
15.2 of this Agreement, or (b) the rights and obligations pursuant to this Agreement are enforceable under Massachusetts law.

                                   ARTICLE 11

                      CONDITIONS TO CLOSING BY THE COMPANY

         The obligations of the Company to consummate the transactions contemplated by this Agreement and the obligation of the Company to issue and sell the Purchased Shares on the Closing Date is subject to the satisfaction of each of the following conditions precedent prior to or on such date:

         SECTION 11.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. The representations and warranties contained in SECTION 6 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date and the Investor shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed or complied with on or before the Closing Date.

         SECTION 11.2 OFFICER'S CERTIFICATE. The Company shall have received a certificate of the principal executive officer of the Investor as to the matters set forth in SECTION 11.1 of this Agreement, dated the Closing Date.

                                   ARTICLE 12

                                 INDEMNIFICATION

         SECTION 12.1 SURVIVAL. Unless a different survival period is specifically provided for with respect to any representation, warranty or covenant in this Agreement, all representations, warranties, covenants and agreements made by the Company in this Agreement or in any exhibit, schedule, certificate or agreement delivered in accordance with this Agreement (collectively, the "Related Documents") shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until termination of this Agreement as contemplated in SECTION 13.

         SECTION 12.2 INDEMNIFICATION BY THE COMPANY. From and after the Closing, the Company shall indemnify, reimburse, hold harmless and, to the extent provided in SECTION 12.3.1, defend the Investor, its subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and assigns (collectively, the "Indemnified Persons") from and against, and reimburse each of the Indemnified Persons with respect to, any and all losses, damages, liabilities, costs, and expenses, including interest from the date of such loss to the time of payment, penalties and reasonable attorneys' fees (collectively, "Damages") incurred by any of the Indemnified Persons by reason of or arising out of or in connection with: (a) any breach or inaccuracy of any representation or warranty of the Company made in this Agreement or any Related Document or (b) any failure by the Company to perform any covenant required to be performed by them pursuant to this Agreement or any Related Document. This indemnification extends to any Damages suffered by any of the Indemnified Persons, whether or not a claim is made against any of the Indemnified Persons by any third party.

         SECTION 12.3 INDEMNIFICATION PROCEDURE.


                  12.3.1 THIRD PARTY CLAIMS.


                           (a) Each Indemnified Person will, with reasonable
                  promptness after obtaining knowledge thereof, provide the Company (the "Indemnifying Party") with written notice of all third party actions, suits, proceedings, claims, demands or assessments that may be subject to the indemnification provisions of this SECTION 12 (collectively, "Third Party Claims"), including, in reasonable detail, the basis for the claim, the nature of Damages and a good faith estimate of the amount of Damages.

                           (b) The Indemnifying Party shall have fifteen (15)
                  days after its receipt of the claim notice to notify the Indemnified Person in writing whether the Indemnifying Party agrees that the claim is subject to this SECTION 12 and, if so, whether the Indemnifying Party elects to undertake, conduct and control, through counsel of their choosing (subject to the consent of the Indemnified Person, such consent not to be withheld unreasonably), and at their sole risk and expense, the good faith settlement or defense of the Third Party Claim.

                           (c) If within fifteen (15) days after its receipt of
                  the claim notice the Indemnifying Party notifies the Indemnified Person that it elects to undertake the good faith settlement or defense of the Third Party Claim, the Indemnified Person shall reasonably cooperate with the Indemnifying Party in connection therewith including, without limitation, by making available to the Indemnifying Party all relevant information material to the defense of the Third Party Claim. The Indemnified Person shall be entitled to participate in the settlement or defense of the Third Party Claim through counsel chosen by the Indemnified Person, at its expense, and to approve any proposed settlement that would impose any obligation or duty on the Indemnified Person, which approval may, in the sole discretion of the Indemnified Person, be withheld. So long as the Indemnifying Party is contesting the Third Party Claim in good faith and with reasonable diligence, the Indemnified Person shall not pay or settle the Third Party Claim. Notwithstanding the foregoing, the Indemnified Person shall have the right to pay or settle any Third Party Claim at any time, provided that in such event it waives any right to indemnification therefor by the Indemnifying Party.

                           (d) If the Indemnifying Party does not provide notice
                  that it elects to undertake the good faith settlement or defense of the Third Party Claim, or if the Indemnifying Party fails to contest the Third Party Claim or undertake or approve settlement, in good faith and with reasonable diligence, the Indemnified Person shall thereafter have the right to contest, settle or compromise the Third Party Claim at its exclusive discretion, at the risk and expense of the Indemnifying Party and the Indemnifying Party will thereby waive any claim, defense or argument that the Indemnified Person's defense or settlement of such Third Party Claim is in any respect inadequate or unreasonable.

                           (e) A party's failure to give timely notice will not
                  constitute a defense (in part or in whole) to any claim for indemnification by such party, except if. and only to the extent that, such failure results in any material prejudice to the Indemnifying Party.

                  12.3.2   NON-THIRD PARTY CLAIMS.


                           (a) Each Indemnified Person will, with reasonable
                  promptness, deliver to the Indemnifying Party written notice of all claims for indemnification under this SECTION 12, other than Third Party Claims, including, in reasonable detail, the basis for the claim, the nature of Damages and a good faith estimate of the amount of Damages.

                           (b) The Indemnifying Party shall have thirty (30)
                  days after its receipt of the claim notice to notify the Indemnified Person in writing whether the Indemnifying Party accepts liability for all or any part of the Damages described in the claim notice. If the Indemnifying Party does not so notify the Indemnified Person, the Indemnifying Party shall be deemed to accept liability for all the Damages described in the claim notice.

                           (c) A party's failure to give timely notice will not
                  constitute a defense (in part or in whole) to any claim for indemnification by such party, except if, and only to the extent that, such failure results in any material prejudice to the Indemnifying Party.

         SECTION 12.4 RIGHTS NOT EXCLUSIVE. The Indemnified Person's rights to indemnification under this SECTION 12 are in addition to, and not in lieu of, any other rights to which the Indemnified Person may be entitled at law or in equity.

                                   ARTICLE 13

                                   TERMINATION

         Except as otherwise expressly provided in this Agreement, this Agreement, including all of the representations, warranties, indemnities and other obligations described herein, shall terminate on the later of (i) a Qualified Public Offering, or (ii) the conversion of all of the aggregate unpaid principal amount of the Term Loans and any Advanced Commitment pursuant to
SECTION 3.1; provided, however, that any such termination shall not terminate or otherwise affect any claim which had already accrued as of the termination date. Notwithstanding the foregoing, SECTION 14.1, 15.7 and SECTION 15.11 shall survive any termination hereof.

                                   ARTICLE 14

                                 NONSOLICITATION

         SECTION 14.1 NONSOLICITATION OF EMPLOYEES. Until termination of this Agreement in accordance with ARTICLE 13 and for a period of one year thereafter, each of the Investor (including its subsidiaries and such other entities defined as the KinderCare Companies in SECTION 14.2 below) and the Company agrees, covenants and promises not to directly or indirectly, act as follows:

                           (a) discourage or in any way influence any employee
                  of the other party from remaining in their current position;
                  or

                           (b) solicit employees of the other party to work for
                  any person other than the employee's current employer.

         For purposes of this Section, the term "solicit" shall mean to directly urge, petition, request, ask, entice, encourage, implore or in any way directly contact, individually or as a group, the current employees of either Investor or the Company, as the case may be.

         SECTION 14.2 NONSOLICITATION OF MANAGEMENT CONTRACTS. Investor, its subsidiaries and any company that Investor controls (the "KinderCare Companies"), agree not to solicit, directly or indirectly, and agree to use commercially reasonable efforts to cause its employees, officers and directors not to solicit, directly or indirectly, the Company's client charter schools or client school districts to cancel their charter school management contract with the Company or transfer their charter school management business to another charter management company. For purposes of this SECTION 14.2, Investor shall be deemed to "control" an entity if Investor, directly or indirectly, owns greater than 50% of the voting securities of such entity.

         SECTION 14.3 BREACH OF COVENANT. Investor and the Company acknowledge that a breach of SECTION 14.1 or 14.2 of this Agreement will result in irreparable injury to either Investor or Company, as the case may be, and that the remedies at law for such a breach will be inadequate and extremely difficult to calculate or determine. Accordingly, Investor and the Company agree and consent that upon such a breach or threatened breach by either Investor or the Company of SECTION 14.1 or 14.2, Investor or the Company, as the case may be, in addition to all other remedies available at law and in equity, shall be entitled to a temporary restraining order, preliminary and interlocutory injunctions, and permanent injunctions to prevent or halt such a breach or threatened breach.

                                   ARTICLE 15

                                  MISCELLANEOUS

         SECTION 15.1 NO IMPLIED WAIVER, CUMULATIVE REMEDIES. No failure on the part of the Company or an Investor to exercise, and no delay in exercising, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         SECTION 15.2 GOVERNING LAW. This Agreement and the Note shall be governed by and construed in accordance with the law (without regard to the choice of law rules) of Oregon.

         SECTION 15.3 NOTICES. Except as otherwise specified herein, all notices, requests, demands, and other communications to or upon the parties hereto shall be in writing or by tested or otherwise authenticated telecopier, telex, telegram, or cable and shall be deemed to have been duly given or made two business days after deposit in the mails, certified and postage prepaid, or transmitted by telecopier or telex or delivered to the telegraph office, addressed to the party to which such notice, request, demand, or other communication is requested or permitted to be given or made hereunder at the addresses set forth below (or to any telecopier or telex number published as belonging to such party at such address) or at such other address of which such party shall have notified in writing the other parties hereto.

         If to Investor:            KinderCare Learning Centers, Inc.
                                    c/o Eva M. Kripalani
                                    Vice President and General Counsel
                                    650 NE Holladay, Suite 1400
                                    Portland, Oregon 97232
                                    Facsimile No. (503) 872-1391

         With a copy to:            Stoel Rives LLP
                                    900 SW Fifth Avenue, Suite 2300
                                    Portland, Oregon 97204
                                    Attn: Gary R. Barnum, Esq.
                                    Facsimile No. (503) 220-2480

         If to the Company:         Beacon Education Management LLC
                                    112 Turnpike Road, Suite 107
                                    Westborough, Massachusetts 01581
                                    Attn: William R. DeLoache, Jr.
                                    Facsimile No. (615) 352-1776

         With a copy to:            Bass, Berry & Sims PLC
                                    2700 First American Center
                                    Nashville, Tennessee 37238-2700
                                    Attn: Howard H. Lamar III
                                    Facsimile No. (615) 742-6293

         SECTION 15.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         SECTION 15.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, heirs and permitted assigns. but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party (other than to an affiliate of Investor, in which event the term "Investor" herein shall be deemed where appropriate to refer to such affiliate), nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

         SECTION 15.6 AMENDMENTS. This Agreement may not be amended or modified, nor may any of its provisions be waived, except by an instrument in writing signed by the Company and the Investor.

         SECTION 15.7 CONFIDENTIALITY. The Investor and the KinderCare Companies will maintain the confidentiality of nonpublic information regarding the Company and/or its affiliates received by the Investor from the Company, subject to (i) the obligation to disclose such information pursuant to applicable laws and regulations and subpoenas and other applicable legal process, (ii) the right to disclose such information to the Investor's auditors, counsel, and other professional advisors (provided that any such auditors, counsel, and advisors are requested to maintain the confidentiality of such information to the extent set forth in this SECTION 15.7), (iii) the right to disclose such information in connection with litigation involving the Company or an affiliate of the Company, or (iv) the right to disclose such information in connection with any transfers by the Investor permitted under this Agreement or the Shareholders Agreement. The Company will maintain the confidentiality of nonpublic information regarding the Investor received by the Company pursuant to this Agreement, subject to (i) the obligation to disclose such information pursuant to applicable laws and regulations and subpoenas and other applicable legal process, and (ii) the right to disclose such information to the Company's auditors, counsel, and other professional advisors (provided that any such auditors, counsel, and advisors are requested to maintain the confidentiality of such information to the extent set forth in this SECTION 15.7).

         SECTION 15.8 TITLES AND SUBTITLES. The titles and subtitles in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

         SECTION 15.9 SEVERABILITY. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         SECTION 15.10 LEGAL EXPENSES. The Company and the Investors shall each be responsible for their own legal expenses incurred in connection with negotiating and reviewing this Agreement and consummating the transactions contemplated hereby.

         SECTION 15.11 ATTORNEYS' FEES. If suit or action is filed by any party to enforce the provisions of this Agreement or otherwise with respect to the subject matter of this Agreement. the prevailing party shall be entitled to recover reasonable attorneys' fees as fixed by the trial court and, if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court. For purposes of this Agreement, the term "prevailing party" shall be deemed to include a party that successfully opposes a petition for review filed with an appellate court.

         SECTION 15.12 ENTIRE AGREEMENT. This Agreement, the Note and the Shareholders Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede any prior written or oral agreements, statements or understandings of the parties with respect to the subject matter of this Agreement. Any waiver or consent, if made, shall be effective only in the specific instance and for the specific purpose given.

         SECTION 15.13 BINDING EFFECT. This Agreement shall be binding and deemed effective when executed by the parties hereto.

         SECTION 15.14 FURTHER ASSURANCES. At any time on or after the Closing Date, each party hereto shall upon reasonable request of the other party perform such acts, execute and deliver such instruments, assignments, endorsements and other documents and do all such other things consistent with the terms of this Agreement as may be reasonably necessary to accomplish the transaction contemplated in this Agreement or otherwise carry out the purpose of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE COMPANY:                         BEACON EDUCATION MANAGEMENT, INC.
                                     By       /s/ W.R. DeLoache, Jr.
                                         ---------------------------------------
                                     Its      Chairman
                                         ---------------------------------------



THE INVESTOR:                        KINDERCARE LEARNING CENTERS, INC.

                                     By       /s/ David Johnson
                                          --------------------------------------
                                     Its:     Chief Executive Officer
                                          --------------------------------------

                           AMENDMENT TO LOAN AGREEMENT

         The Equity Purchase and Loan Agreement ("Loan Agreement") dated February 17, 2000 between Beacon Education Management, Inc. and KinderCare Learning Centers, Inc., is hereby amended effective September 28, 2000 as follows:

         1. SECTION 2.1 PRINCIPAL AMOUNT AND MATURITY. The first paragraph of Section 2.1 shall be "A." and a new paragraph "B." shall be added as follows:

                  "B. Upon the terms and subject to the conditions of and in reliance on the Bring-Down Representations and conditions contained in
         SECTION 10.9 of this Agreement, the Investor agrees to make a loan (the "Temporary Loan") to the Company; provided, that the aggregate principal amount of such loan outstanding hereunder shall not exceed $3,000,000 (the "Temporary Loan Commitment"). The Temporary Loan shall be disbursed in increments of $100,000 as the Company may request from time to time with the aggregate amount of such disbursements not to exceed $2,300,000. The remaining balance of the Temporary Loan Commitment may be borrowed by the Company upon Investor's consent, to be given in its sole discretion. The Temporary Loan Commitment is a fixed loan, and subject to the terms and conditions hereof, the Company must repay the Temporary Loan on or before March 31, 2001 (the "Repayment Date"). If the Temporary Loan is not paid in full on the Repayment Date, Investor shall have the continuing right to convert any unpaid principal amount of the Temporary Loan or a portion thereof and, subject to SECTION 2.2, any accrued and unpaid interest on such Temporary Loan in accordance with ARTICLE 3. The Temporary Loan shall be evidenced by a master promissory note in substantially the form of EXHIBIT C, attached hereto (the "Temporary Loan Note"). The aggregate principal amount of the Temporary Loan Note (to the extent disbursed) and accrued but unpaid interest shall be due and payable on March 31, 2001."

         For purposes of the Loan Agreement, unless otherwise provided, any terms applicable to the "Note," as defined in. the Loan Agreement, shall be applicable to the Temporary Loan Note.

         2. SECTION 2.2 INTEREST/PAYMENT OF ACCRUED INTEREST. The first paragraph of Section 2.2 shall be "A." and a new paragraph "B." shall be added as follows:

                  "B. Principal outstanding under the Temporary Loan Note shall bear interest from the date of the Temporary Loan Note until paid in full at a rate equal to (i) the higher of (A) 8% per annum or (B) 25 basis points in excess of the weighted average rate per annum (calculated on a monthly basis) applicable to the revolving credit loans under the Credit Agreement dated as of February 13, 1997 among Investor, The Chase Manhattan Bank, as Administrative Agent and the other lenders party thereto, or (ii) if lower than the rate determined in accordance with (i), the maximum percentage permitted by law, payable in full when the principal becomes due and payable. Within ten
         (10) business days after receipt of notice of the Investor's election to convert all or a portion, subject to Section 3.1(A), of the principal amount of any Temporary Loan, and subject to the terms of
         Section 3.2(A) hereof, the Company will have the option to pay to the Investor any unpaid interest accrued to the date of conversion of the Temporary Loan on the principal amount so converted."

         3. SECTION 2.4 PREPAYMENTS. Section 2.4 shall be amended in its entirety as follows:

                  "The Term Loans and/or the Temporary Loan may be prepaid by the Company upon notice to the Investor. The principal amount of the Term Loans prepaid may be reborrowed by the Company pursuant to Section 2.1(A) hereof. No such prepayment of the Term Loans shall affect the right of Investor to advance and convert such amounts pursuant to
         SECTION 3.1."

         4. SECTION 3.1 CONVERSION. Paragraph "B." shall become Paragraph "C." and be amended as follows, and a new Paragraph "B." shall be added as follows:

                  "B. The Investor shall have the right, subject to the terms and provisions of this ARTICLE 3, at the option of the Investor, at any time after March 31, 2001, to convert the aggregate unpaid principal amount of the Temporary Loan or a portion thereof, and, subject to
         SECTION 2.2(B), any accrued and unpaid interest on such Temporary Loan into fully paid Shares or any other securities into which such Shares shall have been changed or any other securities resulting from a reclassification; provided, however, that notwithstanding the foregoing, in no event will Investor be entitled to convert less than $100,000 of the outstanding Temporary Loan. The Temporary Loan shall continue to be convertible so long as any unpaid principal amount of the Temporary Loan or a portion thereof, and, subject to SECTION 2.2, any accrued and unpaid interest on such Temporary Loan remains outstanding.

                  C. For convenience, the conversion pursuant to this ARTICLE 3 of all or a portion of the unpaid principal amount of the Temporary Loan and Term Loans (and, subject to SECTION 2.2, of accrued and unpaid interest if elected by the Investor) and Commitment into Shares is herein sometimes referred to as the "Conversion of Loans"."

         5. SECTION 3.2 MECHANICS OF CONVERSION. The phrase in Section 3.2(A) "(i) aggregate amount of unpaid principal of the Term Loans, interest, if any," shall be amended to read "(1) aggregate amount of unpaid principal of the Temporary Loan, Term Loans, interest, if any,".

         6. SECTION 3.3 CURRENT CONVERSION PRICE. The term "Conversion Price" as it applies to the Temporary Loan Note shall mean initially $3.00 per Share, subject to adjustment as set forth in SECTION 3.4 thereof.

         7. SECTION 4.1. SUBORDINATION. The first sentence of Section 4.1 shall be amended in its entirety as follows: "The Temporary Loan and the Term Loans shall be subordinate to the prior payment in full in cash of the principal of, premium (if any), and interest on all Senior Indebtedness."

         8. Terms. For purposes of the Loan Agreement, except as otherwise provided herein, the terms applicable to "Term Loans" shall also apply to the Temporary Loan.

         9. Conditions to Loan. Investor's obligation to provide the Temporary Loan or any subsequent Temporary Loan pursuant to the Temporary Loan Commitment is subject to the requirement that (i) the Bring- Down Representations are true and correct in all material respects on and as of the date of such Temporary Loan and (ii) the condition contained in Section 10.8 shall be deemed repeated as of the date of each Temporary Loan.

         10. Except as expressly modified in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

KINDERCARE LEARNING                          BEACON EDUCATION
CENTERS, INC.                                MANAGEMENT, INC.



By:  /s/ David J. Johnson                    By:  /s/ Michael Ronan
     -----------------------------                ------------------------------
Its: CEO                                     Its: COO
     -----------------------------                ------------------------------

                       SECOND AMENDMENT TO LOAN AGREEMENT

         This SECOND AMENDMENT TO LOAN AGREEMENT (this "Agreement") is made as of March 31, 2001, by and between Beacon Education Management, Inc. (the "Company") and KinderCare Learning Centers, Inc. ("Investor"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement (as defined below).

                                    RECITALS:

         WHEREAS, the Company and the Investor entered into an Equity Purchase and Loan Agreement ("Loan Agreement") on February 17, 2000 and entered into an amendment to the Loan Agreement on September 28, 2000 (the "Amendment");

         WHEREAS, pursuant to the Amendment, the Investor loaned the Company $2,300,000 (the "Temporary Loan"), as evidenced by a promissory note dated September 28, 2000 (the "Promissory Note");

         WHEREAS, the Company and the Investor desire to amend the terms of the Temporary Loan and the Promissory Note;

         WHEREAS, the Company desires to issue Investor certain warrants to purchase the Company's common stock as a partial inducement for the Investor to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties hereby amend the Loan Agreement, as amended by the Amendment, as follows:

         1. SECTION 2.1 PRINCIPAL AMOUNT AND MATURITY. The title to Section 2.1 shall be changed to "SECTION 2.1 PRINCIPAL AMOUNT AND MATURITY; WARRANTS", Paragraph B of Section 2.1 shall be amended in its entirety and a new paragraph "C" shall be added, as follows:

         "B. The Company and the Investor agree to enter into the Amended and Restated Promissory Note in the principal amount of $2,300,000 in substantially the form of Exhibit C, attached hereto (the "Temporary Loan Note"). The aggregate principal amount of the Temporary Loan Note and accrued and unpaid interest shall be due and payable on November 15, 2001 (the "Repayment Date"). At any time after June 30, 2001, Investor shall have the continuing right to convert any unpaid principal amount of the Temporary Loan Note or a portion thereof and, subject to Section 2.2, any accrued and unpaid interest on such Temporary Loan Note in accordance with Article 3. The Temporary Loan Note shall be secured, as set forth in the Pledge and Security Agreement, in substantially the form of Exhibit D hereto (the "Pledge Agreement").

         C. Upon execution of the Temporary Loan Note by the Investor, the Company agrees to issue the Investor a warrant, in substantially the form of Exhibit E, attached hereto, to purchase 50,000 shares of Common Stock. If any principal or accrued and unpaid interest is outstanding on the Temporary Loan Note as of the close of business on June 30, 2001, September 30, 2001 or November 15, 2001, the Company agrees to issue the Investor a warrant, in substantially the form of Exhibit D, attached hereto, on each such date to purchase 25,000 shares of Common Stock. Each of the warrants issued pursuant to this Section 2.1 (the "Warrants") shall be exercisable at any time and from time to time from the date of issuance until the close of business on November 15, 2004. Notwithstanding the foregoing, prior to a Liquidity Event the Warrants will only be exercisable to the extent that the total number of shares of Common Stock then held by the Investor and the total number of shares of Common Stock that may be purchased upon exercise of the Warrants constitute not more than 18.99% of the Company's outstanding Common Stock."

         For purposes of the Loan Agreement, unless otherwise provided, any terms applicable to the "Note," as defined in the Loan Agreement, shall be applicable to the Temporary Loan Note.

         2. SECTION 2.2 INTEREST/PAYMENT OF ACCRUED INTEREST. Paragraph B of
Section 2.2 shall be amended in its entirety as follows:

         "B. Principal outstanding under the Temporary Loan Note shall bear interest from the date of the Temporary Loan Note until paid in full at a rate equal to (i) (a) 11% per annum from April 1, 2001 through June 30, 2001, (b) 13% per annum from July 1, 2001 through September 30, 2001 and (c) 15% per annum thereafter, or (ii) if lower than the rate determined in accordance with (i), the maximum percentage permitted by law, payable in full when the principal becomes due and payable. Within ten (10) business days after receipt of notice of the Investor's election to convert all or a portion, subject to Section 3.1(A), of the principal amount of the Temporary Loan Note, and subject to the terms of Section 3.2(A) hereof, the Company will have the option to pay to the Investor any unpaid interest accrued to the date of conversion of the Temporary Loan Note on the principal amount so converted."

         3. SECTION 2.4 PREPAYMENTS. Section 2.4 shall be amended in its entirety as follows:

         "A. The Term Loans and/or the Temporary Loan Note may be prepaid by the Company upon notice to the Investor; provided, however, that any prepayment shall first be applied to the Temporary Loan Note until the Temporary Loan Note is paid in full. The principal amount of the Term Loans prepaid may be reborrowed by the Company pursuant to Section 2.1(A) hereof. No such prepayment of the Term Loans shall affect the right of Investor to advance and convert such amounts pursuant to Section 3.1.

         B. Within three (3) business days of the closing of the Company's initial public offering of its Common Stock, the Company will be required to prepay the principal and accrued and unpaid interest then due under the Temporary Loan Note. Within three (3) business days of the closing of any private placement of the Company's equity securities in which the Company has received an aggregate of $5,000,000 or more of proceeds from such private placement and from all prior private placements of the Company's equity securities occurring after March 31, 2001, the Company will be required to prepay the principal and accrued and unpaid interest then due under the Temporary Loan Note to the extent that the aggregate proceeds from such private placements exceed $5,000,000. Within three
(3) business days following any refinancing of the Notes (as defined in the Pledge Agreement), the Company will be required to prepay, to the extent of the refinancing (except to the extent such refinancing requires cash collateral), principal and accrued and unpaid interest then due under the Temporary Loan Note."

         4. SECTION 3.1 CONVERSION. Paragraphs B and C of Section 3.1 shall be amended in their entirety as follows:

         "B. The Investor shall have the right, subject to the terms and provisions of this Article 3, at the option of the Investor, at any time after the close of business on June 30, 2001, to convert the aggregate unpaid principal amount of the Temporary Loan Note or a portion thereof, and, subject to Section 2.2(B), any accrued and unpaid interest on such Temporary Loan Note into fully paid Shares or any other securities into which such Shares shall have been changed or any other securities resulting from a reclassification; provided, however, that notwithstanding the foregoing, in no event will Investor be entitled to convert less than $100,000 of the outstanding Temporary Loan Note. The Temporary Loan Note shall continue to be convertible so long as any unpaid principal amount of the Temporary Loan Note or a portion thereof, and, subject to Section 2.2, any accrued and unpaid interest on such Temporary Loan Note remains outstanding.

         C. For convenience, the conversion pursuant to this Article 3 of all or a portion of the unpaid principal amount of the Temporary Loan Note and Term Loans (and, subject to Section 2.2, of accrued and unpaid interest if elected by the Investor) and Commitment into Shares is herein sometimes referred to as the "Conversion of Loans"."

         5. SECTION 3.2 MECHANICS OF CONVERSION. The phrase in Section 3.2(A) "(i) aggregate amount of unpaid principal of the Temporary Loan, Term Loans, interest, if any," shall be amended to read "(i) aggregate amount of unpaid principal of the Temporary Loan Note, Term Loans, interest, if any,".

         6. SECTION 3.3 CURRENT CONVERSION PRICE. The term "Conversion Price" as it applies to the Temporary Loan Note shall mean initially $5.80 per Share, subject to adjustment as set forth in Section 3.4 thereof.

         7. SECTION 4.1 SUBORDINATION. The first sentence of Section 4.1 shall be amended in its entirety as follows: "The Temporary Loan Note and the Term Loans shall be subordinate to the prior payment in full in cash of the principal of, premium (if any), and interest on all Senior Indebtedness."

         8. SECTION 8.3 NEGATIVE COVENANTS. New paragraphs "G." and "H." shall be added as follows:

         "G. Make any payments of principal or interest on or make any modifications to that certain Amended and Restated Subordinated Promissory Note, dated March 31, 2001, payable to William R. DeLoache, Jr. in the principal amount of $200,000, if any principal or accrued and unpaid interest remains outstanding under the Temporary Loan Note.

         H. Make any payments or broker's or finder's fees or any other commission or similar fee to W.R. Hambrecht & Co, LLC in connection with its role as agent for the private placement of the Company's equity securities, other than (i) in shares of Common Stock valued at $5.80 per share or (ii) following the initial public offering of the Company's Common Stock."

         9. SECTION 9.1 EVENTS OF DEFAULT. Investor hereby waives (i) the defaults which arose under the Old Kent Line of Credit which was paid off in full prior to December 31, 2000 and (ii) the defaults which arose under the Loan Agreement (pursuant to the cross default provisions therein) as expressly stated in the attached letter from NCB Capital Corporation to the Company.

         10. TERMS. For purposes of the Loan Agreement, except as otherwise provided herein, the terms applicable to "Term Loans" shall also apply to the Temporary Loan Note.

         11. Except as expressly modified in this Amendment, the terms and conditions of the Loan Agreement, as amended by the Amendment, shall remain in full force and effect.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


KINDERCARE LEARNING                        BEACON EDUCATION
CENTERS, INC.                              MANAGEMENT, INC

By:  /s/David J. Johnson                   By:  /s/ Michael B. Ronan
     -------------------------                  ------------------------------
Its: Chairman and CEO                      Its: CEO and President
     -------------------------                  ------------------------------